As filed with the Securities and Exchange Commission on June _, 2005
                                                     Registration No. 333-123987
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   AMENDMENT 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         Nevada                      ICOA, INC.            87-0403239
 (State of Incorporation)       (Name of Registrant      (I.R.S. Employer
                                  in Our Charter)      Identification No.)

                                                                     Richard Schiffmann
     111 Airport Road                     7374                        111 Airport Road
Warwick, Rhode Island 02889     (Primary Standard Industrial     Warwick, Rhode Island 02889
     (401) 352-2300              Classification Code Number)           (401) 352-2323
(Address and telephone number                                 (Name, address and telephone number
of Principal Place of Business)                                   of agent for service)

                                   Copies to:

      Clayton E. Parker, Esq.                   Ronald S. Haligman, Esq.
     Kirkpatrick & Lockhart LLP              Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
       Miami, Florida 33131                     Miami, Florida 33131
         (305) 539-3300                           (305) 539-3300
  Telecopier No.: (305) 358-7095           Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                         Proposed Maximum
                                                                      Proposed Maximum      Aggregate         Amount Of
           Title Of Each Class Of                  Amount To Be        Offering Price        Offering        Registration
        Securities To Be Registered                 Registered          Per Share(1)         Price(1)           Fee(2)
----------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share           224,590,008             $0.047        10,555,730.38         1,242.41
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of April 8, 2005.

(2)      Fee paid on April 11, 2005

                               ------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                       Subject to completion, dated June__, 2005

                                   ICOA, INC.
                       224,590,008 Shares of Common Stock

         This prospectus relates to the sale of up to 224,590,008 shares of ICOA, Inc.'s common stock by certain persons who are, or will become, stockholders of ICOA. Please refer to "Selling Stockholders" beginning on page
17. ICOA is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. ICOA will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by ICOA.


         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 17, 2005, the last reported sale price of our common stock was $0.60 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "ICOA". These prices will fluctuate based on the demand for the shares of common stock.


         The selling stockholders consist of: (i) Cornell Capital Partners, L.P., which intends to sell up to 150,000,000 shares of common stock under a Standby Equity Distribution Agreement, (ii) former shareholders of Airport Network Solutions, who received 20,000,000 shares of common stock under a convertible debenture connected with the acquisition, (iii) former shareholders of AuthDirect, Inc. who received 1,500,000 shares of common stock in connection with the acquisition of AuthDirect, (iv) consultants to ICOA who received 5,296,000 shares of common stock in lieu of services, (v) certain employees of ICOA who received a total of 6,093,000 shares of common stock in connection with performance bonuses for 2004, (vi) holders of various accounts payable of ICOA who have received 1,173,077 shares of common stock in connection with the settlement of $37,844 of debt, (vii) Richard Schiffmann and Pamela Brown who received 2,500,000 shares of common stock each in connection with consulting contracts, (viii) William Lord who intends to sell up to 12,500,000 shares of common stock, 7,500,000 of which are under a convertible debenture in the amount of $300,000 and 5,000,000 under warrants, (ix) shareholders of Starford Corp. from whom we acquired iDockUSA (y) will acquire shares upon exercise of 2,000,000 warrants at an exercise price of $0.05 per share and (z) received 1,000,000 shares in settlement of the outstanding balance of $50,000 from a note and accrued interest issued in connection with the acquisition of the operating assets in June 2004, and (x) various investors who have received 20,127,931 shares of common stock in connection with the settlement and conversion of $772,396 in debt.


         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay ICOA 98% of the lowest volume weighted average price of our common stock during the 5 consecutive trading-day period immediately following the notice date. Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, ICOA paid to Cornell Capital Partners a one-time commitment fee of 2,990,000 shares of common stock, which we previously registered in a registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004. The 2% discount on the purchase of the common stock to be received by Cornell Capital Partners, the 5% retainage fee and the commitment fee are underwriting discounts.


         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.


         These securities are speculative and involve a high degree of risk.


         Please refer to "Risk Factors" beginning on page 7.


         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The information in this prospectus is not complete and may be changed. Neither the Selling Stockholders nor ICOA may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is June__, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................5
RISK FACTORS..................................................................7
RISK RELATED TO THIS OFFERING................................................14
SELLING STOCKHOLDERS.........................................................17
USE OF PROCEEDS..............................................................23
DILUTION.....................................................................24
STANDBY EQUITY DISTRIBUTION AGREEMENT........................................25
PLAN OF DISTRIBUTION.........................................................27
MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................28
DESCRIPTION OF BUSINESS......................................................40
MANAGEMENT...................................................................46
EXECUTIVE COMPENSATION.......................................................48
DESCRIPTION OF PROPERTY......................................................50
LEGAL PROCEEDINGS............................................................51
PRINCIPAL STOCKHOLDERS.......................................................52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................53
MARKET FOR COMMON EQUITY.....................................................53
DESCRIPTION OF SECURITIES....................................................56
CHANGES IN AND DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL MATTERS........................................................58
EXPERTS......................................................................59
LEGAL MATTERS................................................................59
HOW TO GET MORE INFORMATION..................................................59
PART II  ...................................................................II-1
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------
         Our audited financial statements for the fiscal year ended December 31, 2004, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY


                                   OUR COMPANY

         The following Prospectus Summary contains material information on ICOA, Inc. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the Notes to the Financial Statements before making any investment decision.

         ICOA sells, installs, supports and provides internet access services, primarily through Wi-Fi "hot spots" (public wireless local area networks). As of December 31, 2004, ICOA owned or operated over 900 broadband access installations in high-traffic locations servicing millions of annual patrons in 44 states. In June 2005, we owned or operated over 1,050 broadband access installations. We generate revenue from:

     o the design, sale and installation of Wi-Fi systems to airports, hotels, convention centers, quick-service restaurants, marinas and other high-traffic locations, usually coupled with operating and maintenance contracts;

     o providing service management capabilities to Wi-Fi service providers who need back office, network management, customer care and related services to support their on-going operations; and

     o end users of Wi-Fi hot spots and Internet access terminals on "pay-for-use" transactions, usually provided in public locations under long term contracts with airports, marinas, hotels and other high traffic locations.

         ICOA's fundamental growth strategy is to build and acquire the expertise, infrastructure and scale for the profitable delivery of wireless broadband services. This strategy is based on the use of unlicensed spectrum to meet the increased demand for wireless data services: more bandwidth for more services more places.

         Today, ICOA is a provider of Wi-Fi networks and services. Our footprint for retail services is targeted at high-traffic and high-value locations; with wireless capability supplemented by our kiosk expertise. We provide cost effective networks for the rapidly growing "amenity" services segment. We provide high-quality and reliable support systems and services for both our own operations and as a "back-office" for other service providers. We are sensitive to the specific needs of the rapidly growing base of users who demand access to broadband on demand anywhere, anytime, with any device.

         Going forward, through both organic growth and acquisitions, ICOA is seeking to attain critical scale across our integrated design-deploy-operate business model. As emerging technologies allow, and subject to available capital, ICOA is looking to move beyond the simple delivery of Wi-Fi access to deliver digital value-added services - including VOIP and location-specific applications - to deliver value to our customers and users and robust financial returns to our shareholders.

         Our Airport Network Solutions subsidiary has installed and operates Wi-Fi networks in nine airports within the United States. Our iDockUSA division provides similar services in over 40 marinas, primarily in California.

         We operate Wi-Fi "hot zones" in Lexington, KY, the harbor district of Newport, RI and Boston's South End.

         Our QGo division provides managed amenity Wi-Fi services, under contract in over 600 Panera Bread bakery locations and a wide variety of other locations throughout the United States.

         Our AuthDirect subsidiary provides back office, network operating center and customer care center services for our operating divisions and subsidiaries as well as for a wide variety of unaffiliated wireless service providers across the country.

         ICOA has not enjoyed the capital resources to support the growth opportunities - both organically and through acquisitions - that we believe are available to us. The report of our independent auditors on our financial statements for the year ended December 31, 2004 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency. This report raises substantial doubt about our ability to continue as a going concern.

         ICOA incurred a net loss of $3,922,130 and $774,663 for the years ended December 31, 2004 and 2003, respectively. ICOA incurred a net loss of $1,896,082 and $521,228 for the three months ended March 31, 2005 and 2004, respectively. In addition, ICOA had a working capital deficiency of $6,337,729 as of December 31, 2004. ICOA had a working capital deficiency of $5,758,354 as of March 31, 2005. The report of ICOA's auditors on its audited financial statements contains an explanatory note raising substantial doubt about ICOA's ability to continue as a going concern. The ability of ICOA to continue as a going concern is dependent upon many factors, including ICOA's ability to obtain financing. Management's plan, in this regard, is to actively pursue debt and/or equity financing, as needed, and to continually evaluate ICOA's profitability.


                                    About Us

         ICOA's principal place of business is located at 111 Airport Road, Warwick, Rhode Island 02889. Its telephone number is (401) 352-2300.

                                  THE OFFERING


         This offering relates to the sale of common stock by (i) Cornell Capital Partners, L.P., which intends to sell up to 150,000,000 shares of common stock under a Standby Equity Distribution Agreement, (ii) former shareholders of Airport Network Solutions, who received 20,000,000 shares of common stock under a convertible debenture connected with the acquisition, (iii) former shareholders of AuthDirect, Inc. who received 1,500,000 shares of common stock in connection with the acquisition of AuthDirect, (iv) consultants to ICOA who received 5,296,000 shares of common stock in lieu of services, (v) certain employees of ICOA who received a total of 6,093,000 shares of common stock in connection with performance bonuses for 2004, (vi) holders of various accounts payable of ICOA who have received 1,073,077 shares of commons stock in connection with the settlement of $37,844 of debt, (vii) Richard Schiffmann and Pamela Brown who received 2,500,000 shares of common stock each in connection with consulting contracts, (viii) William Lord who intends to sell up to 12,500,000 shares of common stock, 7,500,000 of which are under a convertible debenture in the amount of $300,000 and 5,000,000 under warrants, (ix) shareholders of Starford Corp. from whom we acquired iDockUSA (y) will acquire shares upon exercise of 2,000,000 warrants at an exercise price of $0.05 per share and (z) received 1,000,000 shares in settlement of the outstanding balance of $50,000 from a note and accrued interest issued in connection with the acquisition of the operating assets in June 2004, and (x) various investors who have received 20,127,931 shares of common stock in connection with the settlement and conversion of $772,396 in debt. The terms of these are summarized below:

         Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement dated March 19, 2004, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 every 7 trading days. Cornell Capital Partners will pay us 98% of the lowest closing bid price of the common stock during the 5 consecutive trading days immediately following the notice date. We paid Cornell Capital Partners a one-time commitment fee of 2,990,000 shares of common stock, which were previously registered in a registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004. In addition, Cornell Capital Partners will be entitled to retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. As of May 26, 2005, we had received a total of $312,084 under the Standby Equity Distribution Agreement and we have issued 14,169,837 shares in connection with such advances.

         Airport Network Solutions. In December 2003, we acquired all of the issued and outstanding shares of capital stock of Airport Network Solutions, Inc., a Delaware corporation, ("ANS") pursuant to the issuance to the shareholders of ANS of a convertible promissory note in the principal amount equal to $200,000. The note accrues interest at an annual rate of five percent (5%) beginning one year from the date of the note. The note is due and payable on December 18, 2005. On March 16, 2005, the former shareholders of ANS exercised their right to convert this note into shares of our common stock at a rate of $.01 per share. Pursuant to this notice, ICOA issued 10,192,000 shares to Richard Schiffmann (currently President and CEO of ICOA), 8,922,000 shares to Pamela Brown and 886,000 shares to Kim Staskus. In conjunction with the acquisition, we entered into consulting agreements with Mr. Schiffmann and Ms. Brown, pursuant to which each has been issued 2,500,000 shares of our common stock. The shares of common stock issued upon the note's conversion and the shares issued pursuant to the consulting agreements were issued on March 28, 2005.

         AuthDirect, Inc. In August 2004, we acquired all of the issued and outstanding shares of capital stock of AuthDirect, Inc., a California corporation in exchange for (i) the issuance of 1,500,000 shares of our common stock, (ii) $170,000 in cash and notes, and (iii) warrants to purchase 1,500,000 shares of our common stock.

         iDockUSA. In June 2004, we acquired the operating assets of iDockUSA from Starford Corp. In connection with the acquisition, we issued notes to the shareholders in the principal amount of $80,000. On March 31, 2005, we reached an agreement with the shareholders to settle the remaining balance of principal and accrued interest of $50,000 for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share. In addition, at the time of acquisition, we issued 2,000,000 warrants to the shareholders at an exercise price of $0.05 per share.

         Employees and Consultants. On August 23, 2004, we entered into a consulting agreement with Steven Harris, a member of our Board of Directors, under which Mr. Harris provided strategic and legal services to ICOA. Pursuant to that agreement, Mr. Harris was issued 1,796,000 shares as partial compensation for his time for the period through February 28, 2005. These shares were issued at an average price of $.0347, reflecting the closing market price on the days prior to the signing of the consulting agreement and its amendments.

         On March 29, 2005, we issued shares of common stock in recognition of services provided to ICOA without remuneration to the following consultants were issued shares of our common stock: (a) Alexander Jaramishian 200,000 shares; (b) David Sarna 1,950,000 shares; (c) David Rinker 1,250,000 shares; (d) James Tower 100,000 shares.

         On March 29, 2005, we issued 6,093,000 shares of common stock as bonuses to certain employees and consultants in recognition of their performance during 2004.

         Settlements and Investments. On March 29, 2005, we issued 20,027,931 shares of common stock in connection with various settlements of outstanding payables, notes, and accrued interest.




Common Stock Offered                                 224,590,008 shares

Offering Price                                       Market price

Common Stock Outstanding Before the Offering         254,667,944 shares

Use of Proceeds                                      We will not receive any
                                                     proceeds from the shares
                                                     offered by the selling
                                                     stockholders. Any proceeds
                                                     we receive from the sale of
                                                     common stock under the
                                                     Standby Equity Distribution
                                                     Agreement will be used for
                                                     general corporate and
                                                     working capital purposes.
                                                     See "Use of Proceeds."

Risk Factors                                         The securities offered
                                                     hereby involve a high
                                                     degree of risk and
                                                     immediate substantial
                                                     dilution. See "Risk
                                                     Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol               ICOA

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.




                                                              Three Months Ended March 31,           Years Ended December 31,
                                                            ---------------------------------   --------------------------------
   ICOA, Inc. and Subsidiaries Consolidated                        2005             2004             2004               2003
   Statements of Operations:                                    (Unaudited)      (Unaudited)       (Audited)          (Audited)
   ---------------------------------------------------      ---------------     -------------   --------------     -------------
   Revenues, Net:                                           $      489,915      $    140,040    $   1,170,719      $    324,789
   Cost of Services                                               (388,851)         (186,582)      (1,201,386)         (480,244)
                                                            ---------------     -------------   --------------     -------------
   Gross Profit (Loss)                                             101,064           (46,542)         (30,667)         (155,455)

   Operating Expenses                                           (1,245,607)         (411,001)      (2,608,489)          (91,627)
                                                            ---------------     -------------   --------------     -------------
   Operating Income (Loss)                                      (1,144,543)         (457,543)      (2,639,156)         (247,082)

   Interest Expense                                               (751,539)          (63,685)        (920,383)         (527,581)
   Write down on impairment of assets                                   --                --         (352,591)               --
   Other                                                                --                --          (10,000)               --
                                                            ---------------     -------------   --------------     -------------
   Net Profit (Loss)                                        $   (1,896,082)     $   (521,228)   $  (3,922,130)     $   (774,663)
                                                            ===============     =============   ==============     =============
   Earnings (Loss) Per Share - Basic and Diluted                   $ (0.01)          $ (0.00)         $ (0.03)          $ (0.01)

   Weighted Average Common Shares Outstanding

   Basic and Diluted                                           173,627,052       121,565,445      136,439,380       105,315,445



                                                                           March 31,         December 31,       December 31,
                                                                             2005               2004                2003
                                                                                                                  (Audited)
        ICOA, Inc. and Subsidiaries Consolidated Balance Sheet           (Unaudited)          (Audited)         As Restated
        ------------------------------------------------------        ----------------     ----------------   ----------------
        ASSETS:
        Current Assets:
          Cash and Cash Equivalents                                   $         7,937      $        23,676    $         6,845
          Account Receivable (net of allowance of $5,000)                     353,647              164,819             55,909
          Inventory                                                            24,065               88,255                 --
          Prepaid expenses                                                     22,302                   --                 --
            Total Current Assets                                              407,951              276,750             62,754
                                                                      ----------------     ----------------   ----------------
        Equipment- Net                                                        527,445              570,564            805,289

        Other Assets:
          Long Term Receivables                                               126,483              126,483                 --
          Other                                                               100,000               25,000             21,700
          Intangibles                                                         219,686              238,001            219,412
          Deferred Finance Costs                                              442,611              448,487                 --
          Deposits                                                             26,705               16,705                705
                                                                      ----------------     ----------------   ----------------
            Total Other Assets                                                915,485              854,676            241,817

            Total Assets                                              $     1,850,881      $     1,701,990    $     1,109,860
                                                                      ================     ================   ================
        LIABILITIES AND STOCKHOLDER'S DEFICIT:
        Current Liabilities:
          Accounts Payable and Accrued Expenses                       $     2,961,423      $     2,929,587    $     1,167,452
          Convertible Debentures Due in One Year                              500,021              441,831                 --
          Notes payable                                                     1,972,484            2,085,834          1,825,548
          Notes payable- officers                                              57,377               57,377            118,273
          Due to equipment vendor                                             375,000              375,000            375,000
          Common stock to be issued                                                --              387,350             82,000
          Preferred stock to be issued for settlements                        300,000              337,500            337,500
                                                                      ----------------     ----------------   ----------------
            Total Current Liabilities                                       6,166,305            6,614,479          3,905,773

        Convertible Debentures                                                725,000              500,000                 --

        Stockholders' Deficit:
          Common stock, $0.0001 par value; authorized shares -
          750,000,000 shares (2005) and 150,000 shares (2004 and
          2003) respectively; 214,667,941; 149,035,281; and
          120,565,445 shares issued and outstanding respectively               21,467               14,903             12,057
          Deferred equity finance costs                                      (135,000)            (168,750)                 --
          Additional paid-in capital                                       11,107,643            8,879,829          7,408,371
          Accumulated Deficit                                             (16,034,534)         (14,138,471)       (10,216,341)
                                                                      ----------------     ----------------   ----------------
            Total Stockholder's Deficit                                    (5,040,424)          (5,412,489)        (2,795,913)
                                                                      ----------------     ----------------   ----------------
            Total Liabilities and Stockholders' Deficiency            $     1,850,881      $     1,701,990    $     1,109,860
                                                                      ================     ================   ================

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.


                          Risks Related To Our Business


We Have Historically Lost Money And Losses May Continue In The Future

         We have a history of losses. For the three months ended March 31, 2005, we incurred a net loss of $1,896,082. For the years ended December 31, 2004 and 2003, we incurred a net loss of $3,922,130 and $774,663, respectively. We had an accumulated deficit of $16,034,534 and $14,138,471 as of March 31,2005 and December 31, 2004, respectively. We anticipate that we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Standby Equity Distribution Agreement, which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down the Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail or cease our business operations and will likely result in a lower stock price.


Our Negative Cash Flow, Operating Losses And Limited Operating History Makes It Difficult or Impossible To Evaluate Our Performance And Make Predictions About The Future

         We have a limited operating history and have not operated in the "Wi-Fi" market prior to 2003. We are in the early stages of deploying our wired and wireless networks. Consequently, there is no meaningful historical operating or financial information about our business upon which to evaluate future performance.

         We cannot assure generation of significant revenues, sustained profitability or generation of positive cash flow from our operating activities in the future. If we cannot generate enough revenue, we may be forced to curtail or cease our business operations and our common stock may have little or no value.


We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets Are Not Sufficient To Satisfy Our Current Liabilities

         As of March 31, 2005, we had a working capital deficit of $5,758,354. As of December 31, 2004, we had a working capital deficit of $6,337,729. We have generated negative free cash flow and expect to continue to experience negative free cash flow at least through our build-out and acquisition phase. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail or cease our business operations. Any of these events would be materially harmful to our business and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ICOA Issued Shares Of Common Stock Without Restrictive Legends And May Be Liable For Rescission And Other Damages With Respect To The Issuance Of These Shares

         ICOA's management believes that the Company issued shares of common stock without legends restricting the resale of such shares. ICOA's management believes that 2,277,500 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. ICOA may be liable for rescission and other damages with respect to these sales.

We Have Been The Subject Of A Going Concern Opinion As Of December 31, 2004 And December 31, 2003 From Our Independent Auditors Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements for the years ended December 31, 2004 and 2003, which state that we have incurred losses of $3,922,130 and $774,663, respectively, for the years ended December 31, 2004 and 2003, and that we had a working capital deficiency of $6,337,729 at December 31, 2004 and that these conditions raise substantial doubt about ICOA's ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We May Be Unable To Obtain Additional Financing Which Could Affect Our Operating Performance And Financial Condition

         We have relied on significant external financing to fund our operations. Pursuant to our $5 million Standby Equity Distribution Agreement dated March 2004 with Cornell Capital Partners, we have drawn down $312,084 and issued 14,169,837 shares of our common stock in connection with such advances through May 26, 2005. As of December 31, 2004, we had $23,676 in cash and our current assets were $276,750. As of March 31, 2005, our current liabilities were $6,166,305. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. Other than our agreement with Cornell Capital Partners, and the Master Lease Agreement, dated May 3, 2005 with Agility Lease Fund I, LLC., we currently have no bank borrowings or credit facilities, and we cannot guaranty that we will be able to arrange any such debt financing or that such financing, if available, will be on acceptable terms. If we cannot obtain adequate funds, we cannot fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to market demands or to competitive pressures or market changes. As of May 26, 2005, we estimate that we will require approximately $1 million to fund our anticipated corporate operating expenses and approximately $2.5 million to fund our expansion plans. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


We Issued A Convertible Debenture That Is Secured By All Of Our Assets

         On March 17, 2004, we issued a secured convertible debenture in the principal amount of $550,000 to Cornell Capital Partners. This secured convertible debenture was secured by all of our assets owned as of the date of the issuance of the debenture or thereafter acquired or obtained. As of April 5, 2005, the principal balance of the secured convertible debenture was $425,000 and accrued interest equaled $24,804.79. On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the convertible debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction. In the event that there is an event of default under this secured promissory note, the holder has the right to foreclose on all of our assets, which could force us to curtail or cease our business operations.


Our Financial Success Depends On The Commercial Acceptance And Profitability Of Our Services.

         Our financial success depends on the commercial acceptance and profitability of our services. These factors include:

     o Our ability to manage rapid growth of infrastructure, facilities, employees, customers, strategic alliances and legal concerns;

     o Our ability to attract and sustain locations and a customer base sufficient to achieve profitable operations;

     o    Our ability to attract, train, and retain qualified personnel; and

     o    Our ability to predict and respond quickly to market forces.

         If the above factors are unsuccessfully addressed or improperly executed by us, we could be forced to curtail or cease our business operations.


Our Business Model Uses Estimates To Project Revenues And Costs, Is Unproven, And May Not Yield The Anticipated Revenue Or Profitability

         Our success depends on the continued growth of Internet usage. Although Internet usage and popularity have grown rapidly, we cannot guarantee the continuation of this growth. Critical issues concerning the increased use of the Internet, including security, reliability, cost, ease of access and quality of service remain unresolved, and are likely to affect the development of our market. Initial cost projections of providing high-speed reliable access to the consuming public are extremely difficult to develop. Although variables have been established for the mean installation cost and the cost of revenue, they are dependent on many other independent variables. It is possible that we may not have considered all costs involved. Due to many factors, the costs associated with network installation will vary between the various location venues that we are targeting. We will expand into those markets and locations which we believe will be profitable after considering installation costs and other competitive factors. There is no assurance that we will be successful using our business model. If our business model's projections are inaccurate, we could be forced to curtail or cease our business operations.


We May Not Be Able To Accommodate Rapid Growth Which Could Impact Our Business And Financial Results

         We are currently managing Internet terminals and Wi-Fi networks installed in airports, restaurant chains, marinas, public zones, hotels and other locations. To manage anticipated growth, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. Any future expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources. We could also experience difficulties meeting demand for our services. We cannot guaranty that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market. Our failure to effectively manage growth could adversely affect our business and financial results and we may be forced to curtail or cease our business operations.


We Have Completed A Limited Number Of High-Speed Wireless Installations And Face Increasing Competition For Future Installations

         The market for wireless data access services is still developing. Critical issues concerning wireless communications and data access, including security, reliability, cost, regulatory issues, ease of use and quality of service, remain unresolved and are likely to affect the market for high-speed service. We cannot reliably project potential demand for high-speed service, particularly whether there will be sufficient demand at the volume and prices we need to be profitable. Moreover, if the customer base for high-speed service does not expand at the rate required to support the planned deployment of our network, our revenues and business will suffer, and we may be unable to complete our planned deployment. In addition, competition to provide wireless data access services could result in a high turnover rate among users, which could have an adverse effect on business and results of operations. Any of these adverse factors could force us to curtail or cease our business operations.

         We must deploy our networks in a limited time in order to compete effectively. Rapid introduction of our service is crucial to successfully compete against other competitive access providers. If we are unable to deploy our networks in accordance with our sales goals, we could incur substantial unanticipated costs or be forced to revise our business plan.

         We depend on physical infrastructure largely maintained by third parties and subject to disruption by events outside our control. Our success will depend upon the capacity, reliability and security of the infrastructure used to carry data between users and the Internet. A bandwidth carrier that provides poor service and has frequent network breaks greatly limits our ability to provide quality service to clients. Our financial and business results may be negatively affected by leasing poorly maintained infrastructure from various third parties and could force us to curtail or cease our business operations.


Uncertain Demand For Our Services May Cause Operating Results To Fluctuate

         We are unable to forecast revenues with certainty because of the unknown demand for the consumer portion of our high-speed service and the emerging nature of the Wi-Fi industry. Revenues could fall short of expectations if we experience delays in completing the installation of network locations or entering into agreements with additional channel partners. Future operating results will be subject to annual fluctuations due to several factors, some of which are outside our control. If we do not accurately forecast consumer demand or if our future operating results fluctuate greatly, we could be forced to curtail or cease our business operations.


An Industry Wireless Standard Has Not Been Developed And Could Lead To Increased Cost Of Deployment

         There are currently many competing standards in the wireless data transport market, and it is important to recognize these standards. While the 802.11x standard has become widely accepted, we cannot guarantee that the industry's reliance on this standard will continue. The 802.11x standard may be replaced by another standard, and then our antennas and transport mechanisms may not interoperate with other standards and equipment. 802.11x is an International Electrical Engineers IEEE standard used by large wireless data equipment vendors that supports equipment interoperability in the 2.4 GHz frequency band. Data transfer rates of up to 11Mbps are supported by this standard. A change in the industry standard could lead to increased costs of development, which could force us to curtail or cease our business operations.

Incompatibility May Exist Between Supposedly Compatible Products Leading To Increased Cost Of Operation

         Although 802.11x compliant equipment is required to interoperate with all other compliant products, several respected wireless publications have proven that some 802.11x equipment is not compatible with other brands. Because we must use wireless equipment from a variety of manufacturers, there is concern that some of these products may not operate with other installed wireless equipment. We intend to take proper precautions such as comprehensive initial tests and tracking, in purchasing equipment from new manufacturers to ensure that it is interoperable. Even with these measures, the possibility exists of purchasing equipment that, under certain conditions, does not interoperate with other equipment. The costs related to purchasing this equipment could be high, and would negatively affect our profitability.


We Could Fail To Develop New Products And Services To Compete In This Industry Of Rapidly Changing Technology

         We operate in an industry with rapidly changing technology, and our success will depend on the ability to deploy new products and services that keep pace with technological advances. The market for Internet access is characterized by rapidly changing technology and evolving industry standards in both the Wi-Fi and Internet access terminal industries. Our technology or systems may become obsolete upon the introduction of alternative technologies. If we do not develop and introduce new products and services in a timely manner, we may lose opportunities to competing service providers, which could force us to curtail or cease our business operations.

Our Ability To Grow Is Directly Tied To Our Ability To Attract And Retain Customers

         We have no way of predicting whether our marketing efforts will be successful in attracting new locations and acquiring substantial market share. Past efforts have been directed toward a limited target market of airports, restaurant chains, hotel owners and management companies. If our marketing efforts fail, we may fail to attract new customers and fail to retain existing ones, which could force us to curtail or cease our business operations.


Our Networks Are Subject To Operational Risks

         Our networks are subject to the operational risks inherent in large-scale, Wi-Fi and terminal based network systems. The operations, administration, maintenance and repair of these networks require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. We cannot assure that, even if built to specifications, our networks will function as expected, in a cost-effective manner. The failure of hardware or software to function as required could render a network unable to perform at design specifications, which would require us to pay for costly repairs or retrofits and could force us to curtail or cease our business operations.


We Could Fail To Attract Or Retain Key Personnel

         Our success largely depends on the efforts and abilities of key executives and consultants, including George Strouthopoulos our Chairman of the Board of Directors, Richard Schiffmann, our Chief Executive Officer and President, and Erwin Vahlsing, Jr., our Chief Financial Officer. The loss of the services of any of these individuals could materially harm our business because of the cost and time necessary to replace and train a replacement. Such loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any executive. We also have a number of key employees that manage our operations and, if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. In addition, we need to attract additional high quality sales, technical and consulting personnel. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.


Our Networks Are Subject To The Risk Of Obsolescence

         Each of our networks are expected to have a design life of not less than 5 years; however, there can be no assurance of the actual useful life of any of these systems. The failure of any of our systems to operate for their full design life could force us to curtail or cease our business operations.


We May In The Future Be Subject To Federal and State Telecommunications
Regulation

         We are not currently subject to regulation by the Federal Communications Commission and state public utility commissions. Changes in the regulation or interpretation of legislation affecting our operations could force us to change our business model and/or incur costs to comply with new regulations. These factors could force us to curtail or cease our business operations.

We Are Subject To Municipal and Other Local Regulation

         Municipalities may require us to obtain building permits and licenses or franchises in order to install Wi-Fi equipment and Internet terminals in various locations. A municipality's decision to require ICOA to obtain permits or licenses could delay or impede the deployment of our networks, as well as force us to incur additional costs.


There Are Many Competitors In Our Industry And New Competitors May Enter Our Market

         While there are numerous companies involved in Wi-Fi and Internet terminal deployment, many of these firms are focused on delivering single product solutions. One or more of these companies may choose to compete against our target products and services. In addition to the large established companies there are numerous small companies that may pursue similar markets with similar products and services. Increased competition could have material adverse consequences on us.

         We have great concern about competing firms entering our target markets. We recognize tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect our business and force us to curtail or cease our business operations.


No Expectation Of Dividends On Common Stock

         We have never paid cash dividends on our common stock and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon the future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, the return on investment on our common stock will depend solely on an increase, if any, in the market value of the common stock.


Our Common Stock May Lack Liquidity And Be Affected By Limited Trading Volume

         Our common stock is traded on the NASDAQ Over-the-Counter Bulletin Board. There can be no assurance that an active trading market for our common stock will be maintained. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.


The Volatility Of Stock Prices May Adversely Affect The Market Price Of Our Common Stock

         The market for the common stock is highly volatile. The trading price of the common stock could be subject to wide fluctuations in response to, among other things:

     o    quarterly variations in operating and financial results;

     o announcements of technological innovations or new products by our competitors or us;

     o changes in prices of our products and services or our competitors' products and services;

     o    changes in product mix;

     o    changes in our revenue and revenue growth rates;

     o    response to our strategies concerning software and the Internet; and

     o    marketing and advertising.

         Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or related to it could result in an immediate effect in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many software and Internet companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.


Quarterly Operating Results Are Uncertain And May Fluctuate Significantly, Which Could Negatively Affect The Value Of The Common Stock

         Our quarterly results of operations have varied in the past and are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, some of which are outside of our control. We believe that revenues will be subject to fluctuations in the economy and seasonal travel in particular. Our results of operations may be impacted by these fluctuations. Consequently, our results of operations could be harmed by a downturn in the general economy or a shift in consumer buying patterns.

         Due to these and other factors, we believe that quarter-to-quarter comparisons of operating results may not be meaningful and investors should not rely upon them as an indication of future performance. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If revenues are lower than expected, we could be could forced us to curtail or cease our business operations.


Risks Associated With Potential Acquisitions

         As part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies. The integration of new operations from acquisitions could place an increasing strain on our management and financial resources. If we fail to integrate the products, services and operations of any future acquisitions, we may be forced to curtail or cease our business operations. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations and force us to curtail or cease our business operations.


Failure To Maintain Adequate General Liability, Commercial, and Product Liability Insurance Could Subject ICOA To Adverse Financial Results

         Although ICOA carries general liability, product liability and commercial insurance, we cannot guaranty that this insurance will be adequate to protect us against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on our financial condition. There can be no assurance that we will be able to maintain our general liability, product liability and commercial insurance on reasonable terms.


Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


Possible Issuance Of Substantial Amounts Of Additional Common Stock Without Stockholder Approval Could Dilute Investors

         Additional shares of common stock or preferred stock may be issued in connection with future mergers or acquisitions, in return for services rendered, for capital contributions to ICOA, or upon the exercise of stock options granted or available for grant under our stock option plans and other stock options previously granted. All of such shares may be issued without any action or approval by our stockholders. Any shares issued would further dilute the percentage of our current stockholders.


Possible Issuance Of Preferred Stock Without Stockholder Approval Could Adversely Affect the Position of Common Stockholders.

         Our Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. If the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors.

                          RISK RELATED TO THIS OFFERING


Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 254,667,944 shares of common stock shown as outstanding as of June 17, 2005, 138,766,386 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 75,901,555 shares of common stock are deemed "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 165,500,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.


Under The Standby Equity Distribution Agreement, Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

         The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 2% discount to the lowest daily volume weighted average price for the 5 trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline. At a recent stock price of $0.06, we would have to issue 78,131,933 shares of our common stock in order to draw down the remaining $4,687,916 available under the Standby Equity Distribution Agreement. These shares would represent 26.7% of our then current issued and outstanding shares of common stock upon issuance.


 The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

         In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-The-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution Agreement, ICOA may request numerous draw downs. Even if ICOA uses the proceeds from the Standby Equity Distribution Agreement to grow its revenues and profits or invest in assets which are materially beneficial to ICOA the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause other stockholders to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict the circumstances whereby short sales could materialize or to what level the share price could drop. In some companies that have been subjected to short sales, the stock price has dropped to near zero. This could happen to ICOA and you could lose your entire investment.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.


We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed

         We are dependent on external financing to fund our operations. Our financing needs may be provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $250,000 every 7 trading days. In the event we cannot access sufficient funds under the Standby Equity Distribution Agreement to fund our operations, we may be forced to curtail or cease our business operations.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions including, but not limited to, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our services will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of services sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to ICOA and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                   Shares to be
                                                Percentage of        Acquired                        Percentage
                                                 Outstanding        under the                         of Shares
                                  Shares            Shares           Standby                         Beneficially
                               Beneficially      Beneficially         Equity        Shares to be        Owned
                               Owned Before      Owned Before      Distribution      Sold in the        After
     Selling Stockholder         Offering        Offering (1)       Agreement         Offering       Offering(1)
------------------------       ---------------  ---------------   ----------------- ---------------- ------------
Cornell Capital Partners           2,044,737(2)              *       150,000,000(2)   150,000,000              *
Richard Schiffmann                12,692,000(3)          4.75%                --       12,692,000(3)       4.75%
Pamela Brown                      11,422,000             4.29%                --       11,422,000          4.29%
Kim Staskus                          886,000                 *                --          886,000              *
Kevin Quaintance                     645,000                 *                --          645,000              *
Joel Stalder                         645,000                 *                --          645,000              *
Gordon Townsend                       60,000                 *                --           60,000              *
Geoffrey Maness                       30,000                 *                --           30,000              *
Adam Sewall                            7,500                 *                --            7,500              *
Glenda Donate                         75,000                 *                --           75,000              *
Joseph Kerrigan                    1,500,000                 *                --        1,500,000              *
Michael Taylor                     1,500,000                 *                          1,500,000              *
Steven Harris                      2,500,000                 *                --        1,796,000              *
Alexander Jaramishian                200,000                 *                --          200,000              *
David Rinker                       1,250,000                 *                --        1,250,000              *
David Sarna                        1,950,000                 *                --        1,950,000              *
James Tower                          223,077                 *                --          223,077              *
Dennis DiBattista                  1,750,000                 *                --        1,750,000              *
John Balbach                       1,918,000                 *                --        1,918,000              *
William Ankerstjerne               1,250,000                 *                --        1,250,000              *
H. Jon Krabbenschmidt                550,000                 *                --          550,000              *
Martin Lendway                       100,000                 *                --          100,000              *
Lois Bandomer                         75,000                 *                --           75,000              *
Michael Briggs                       100,000                 *                --          100,000              *
Paulo Martins                         75,000                 *                --           75,000              *
Gary Dombeck                          50,000                 *                --           50,000              *
Jason Te Wahu                        187,500                 *                --          187,500              *
Akemi Finck                           75,000                 *                --           75,000              *
William Kelley                       400,000                 *                --          400,000              *
Linda Kinney                         200,000                 *                --          200,000              *
Francis Parisi                       350,000                 *                --          350,000              *
Joseph Oakes                         125,000                 *                --          125,000              *
Fred Pastana                         125,000                 *                --          125,000              *
Ernest Vergano                       250,000                 *                --          250,000              *
George Getz                          656,038                 *                --          656,038              *
Sarah Lord                           656,038                 *                --          656,038              *
John Pappadakis                      262,415                 *                --          262,415              *
Todd Tarrico                         656,038                 *                --          656,038              *
Michael Vickers                    3,516,364             1.36%                --        3,516,364          1.36%
Glenn Wittpenn                       656,038                 *                --          656,038              *
Michael Williams                     100,000                 *                            100,000              *
William Lord                      12,500,000             4.68%                --       12,500,000          4.68%
William Thomas                    21,625,000             7.83%                --       13,125,000          7.83%
                               ---------------  ---------------   ----------------- ---------------- ------------
Total                             85,838,745                         150,000,000      224,590,008            --%
                               ===============  ===============   ================= ================ ============


---------------
*        Less than 1%.

(1) Applicable percentage of ownership is based on 254,667,944 shares of common stock outstanding as of June 17, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 17, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 17, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) The 2,044,737 shares of common stock represent: (a) 1,644,737 shares issued upon conversion of $75,000 of a convertible debenture; (b) 400,000 shares underlying the warrant held by Cornell Capital Partners issued in connection with the convertible debenture. The 400,000 warrant shares were previously registered as part of our Registration Statement on Form SB-2 filed on May 7, 2004 and declared effective on June 7, 2004.
(3) Mr. Schiffmann has signed a lock-up agreement under which he has agreed that his shares, while registered, will continue to be subject to restrictions under Rule 144.

         The following information contains a description of the selling stockholder's relationship to ICOA and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholder has not held a position or office, or had any other material relationship, with ICOA, except as follows:


Shares Acquired In Financing Transactions With ICOA

           Cornell Capital Partners. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement, the holder of a convertible debenture and the holder of a warrant. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with ICOA. The financing transactions are explained below:

           Standby Equity Distribution Agreement. On March 19, 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, in March 2004, Cornell Capital Partners received a one-time commitment fee of 2,990,000 shares of our common stock. As of May 26, 2005, we had received a total of $312,084 under the Standby Equity Distribution Agreement and have issued 14,169,837 shares in connection with such advances. We are registering 150,000,000 shares in this offering that may be issued under the Standby Equity Distribution Agreement. Pursuant to an administrative error, ICOA issued 2,277,500 shares of common stock in violation of
           Section 5 of the Securities Act of 1933, as amended, in connection with the Standby Equity Distribution Agreement without restrictive legends that were not registered pursuant to an effective registration statement. ICOA may be liable for recission and other damages with respect to these shares.

           Convertible Debenture. On March 17, 2004, we entered into a $550,000 5% secured convertible debenture with Cornell Capital Partners as a bridge loan to fund operations through the registration process. We received $350,000 of the proceeds of this convertible debenture in March 2004, and received the balance upon filing a previous registration statement with the Securities and Exchange Commission on May 7, 2004. The debenture is convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) $0.108, which was 120% of the closing bid price of our common stock as of the closing date of the debenture or (ii) 80% of the daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. If the conversion price falls below $0.09 per share, Cornell Capital Partners cannot convert more than $50,000 per week. In addition, on up to two occasions, we may prevent Cornell Capital Partners from converting the debenture for up to 5 trading days. At maturity, the convertible debenture shall be automatically converted into shares of common stock at the conversion price listed above. The convertible debenture is secured by all of our assets. In the event we redeem the convertible debenture, then we will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price equal to $0.108. In connection with the convertible debenture, Cornell Capital Partners received a 3-year warrant to purchase 400,000 shares of common stock at a price of $0.108 per share. We have previously registered 400,000 shares of common stock related to the warrant. Cornell Capital Partners has previously converted $125,000 of the principal balance of this convertible debenture into 5,811,403 shares of common stock. On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the convertible debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.

There Are Certain Risks Related To Sales By Cornell Capital Partners

         There are certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

     o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

     o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.


Shares Acquired In Connection with Acquisitions

           Airport Network Solutions. In December 2003, we acquired all of the issued and outstanding shares of capital stock of ANS pursuant to the issuance of a convertible promissory note in the principal amount equal to $200,000 to the shareholders of ANS. The note accrues interest at an annual rate of five percent (5%) beginning one year from the date of the note. The note is due and payable on December 18, 2005. On March 28, 2005, the former shareholders of ANS exercised their right to convert this note into shares of ICOA's common stock at a rate of $.01 per share. Pursuant to this notice, we issued 10,192,000 shares to Richard Schiffmann, our President, Chief Executive Office and a Director of ICOA, 8,922,000 shares to Pamela Brown and 886,000 shares to Kim Staskus. In conjunction with the acquisition, we entered into consulting agreements with Mr. Schiffmann and Ms. Brown, pursuant to which each of them has been issued, 2,500,000 shares of common stock. The shares of common stock issued in connection with this conversion and the consulting agreements were issued on March 28, 2005.

           We are registering 20,000,000 shares of common stock in this offering underlying the balance of the convertible note, and 5,000,000 shares of common stock in connection with the consulting agreements.

           AuthDirect, Inc. In August 2004, we acquired all of the issued and outstanding shares of capital stock of AuthDirect in exchange for (i) the issuance of 1,500,000 shares of our common stock, (ii) $170,000 in cash and notes, and (iii) warrants to purchase 1,500,000 shares of our common stock.

           We are registering 1,500,000 shares of common stock issued to the former shareholders of AuthDirect in December 2004 in connection with this acquisition.

           iDockUSA. In June 2004, we acquired the operating assets of iDockUSA from Starford Corp. for $200,000 in cash and notes. In connection with the acquisition, we issued promissory notes to the shareholders of iDockUSA in the principal amount of $80,000.

           On March 31, 2005, we reached an agreement with the shareholders of iDockUSA to settle the balance of principal and accrued interest of $50,000 for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share.

           We are registering these 1,000,000 shares of common stock issued to the shareholders of iDockUSA and 2,000,000 shares of common stock in connection with warrants issued to the shareholders of iDockUSA in connection with consulting agreements.

Shares Relating to ICOA's Employees and Consultants

           On August 23, 2004, we entered into a consulting agreement with Steven Harris, a member of our Board of Directors, under which Mr. Harris provided strategic and legal services to ICOA. Pursuant to that consulting agreement, Mr. Harris was issued 1,796,000 shares of common stock as partial compensation for his time for the period through February 28, 2005. These shares of common stock were issued at an average price of $.0347, reflecting the closing market price on the days prior to the signing of the consulting agreement and its subsequent amendments. On March 1, 2005, Mr. Harris became a member of the company's Board of Directors and continues to serve as a consultant to ICOA. The shares of common stock were issued on March 29, 2005.

           On March 29, 2005, ICOA in recognition of services provided to us without remuneration, issued certain consultants a total of 3,500,000 shares in accordance with the schedule below:

                Name                                Number of Shares
        ---------------------                       ----------------
        Alexander Jaramishian                            200,000

        David Rinker                                   1,250,000

        David Sarna                                    1,950,000

        James Tower                                      100,000

           On March 29, 2005, the Company reached agreement with William Lord, the former president of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages and certain un-reimbursed but accrued expenses all totaling $300,000 into a convertible debenture. In addition, Mr. Lord received 5,000,000 warrants to purchase common stock of the company.

           The convertible debenture has a face amount of $300,000 and carries no interest. It is convertible based on the closing bid price on the day prior to conversion provided that the minimum conversion price shall be $0.04 per share and the maximum conversion price shall be $0.10 per share. Mr. Lord agreed he will not convert more than $100,000 of the debenture in any 30 day period.

           The Company issued five year warrants as follows:

               o 4,000,000 common shares at an exercise price of $0.01 per share

               o 500,000 common shares at an exercise price of $0.05 per share

               o 500,000 common shares at an exercise price of $0.10 per share

           On March 29, 2005, we issued shares of common stock as bonuses to certain employees and consultants in recognition of their performance during 2004, pursuant to which the following 6,093,000 shares were issued:

                 Individual                             Number of Shares
           ---------------------                        ----------------
           Dennis DiBattista                               1,750,000
           William Ankerstjerne                            1,250,000
           Lois Bandomer                                      75,000
           Michael Briggs                                    100,000
           Gary Dombeck                                       50,000
           Akemi Finck                                        75,000
           John Balbach                                    1,918,000
           H. Jon Krabbenschmidt                             550,000
           Martin Lendway                                    100,000
           Paulo Martins                                      75,000
           Jason Te Wahu                                     150,000

           All of these shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

           We are registering 5,296,000 shares of common stock issued to the consultants and 6,093,000 shares of common stock issued to the employees.

Shares Relating to the Settlement of Certain Claims

           At various times during 2003 and 2004, William Kelley provided ICOA with certain equipment and technical and operational services, for which we recorded $17,000 in accounts payable. On March 29, 2005, we reached a settlement agreement with Mr. Kelly under which he agreed to accept 400,000 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

           At various times during 2003 and 2004, we did not pay rent on our offices in a timely way. On March 29, 2005, Linda Kinney agreed to accept 200,000 shares in settlement of her claims in this regard. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

           At various times during 2003 and 2004, Francis Parisi provided legal services to ICOA. On March 29, 2005, Mr. Parisi agreed to accept 350,000 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

           During 2004, James Tower provided ICOA with certain services for which we recorded $8,000 in accounts payable. On March 29, 2005, we reached a settlement agreement with Mr. Tower under which he agreed to accept 123,077 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

           In February 2005, we issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges of $3,500.

           We are registering 1,173,077 shares of common stock in connection with the above described settlements.

Shares Relating to Certain Investments

         On March 1, 2001, Joseph Oakes loaned $6,000 to ICOA in connection with a two year note at 12% interest. On March 29, 2005, we reached a settlement agreement with Mr. Oakes under which he agreed to accept 125,000 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

         On March 1, 2001, Fred Pastana loaned $6,000 to ICOA in connection with a two year note at 12% interest. On March 29, 2005, we reached a settlement agreement with Mr. Pastana under which he agreed to accept 125,000 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

         On March 1, 2001, Ernest Vergano loaned $12,000 to ICOA in connection with a two year note at 12% interest. On March 29, 2005, we reached a settlement agreement with Mr. Vergano under which he agreed to accept 250,000 shares in lieu of cash payment. These shares were issued on March 29, 2005 at the closing market price for the previous day of $.05 per share.

         On March 14, 2004, George Getz loaned $25,000 to ICOA in exchange for 373,134 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation on March 29, 2005, ICOA reached an agreement with Mr. Getz under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On March 14, 2004, Sarah Lord loaned $25,000 to ICOA in exchange for 373,134 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation on March 29, 2005, ICOA reached an agreement with Ms. Lord under which she agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On March 14, 2004, John Pappadakis loaned $10,000 to ICOA in exchange for 149,254 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation on March 29, 2005, ICOA reached an agreement with Mr. Pappadakis under which he agreed to accept a total of 262,415 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On March 14, 2004, Todd Tarrico loaned $25,000 to ICOA in exchange for 373,135 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation on March 29, 2005, ICOA reached an agreement with Mr. Tarrico under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On March 14, 2004, Michael Vickers loaned $134,000 to ICOA in exchange for 2,000,000 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation, on March 29, 2005, ICOA reached an agreement with Mr. Vickers under which he agreed to accept a total of 3,516,364 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On March 14, 2004, Glenn Wittpenn loaned $25,000 to ICOA in exchange for 373,134 shares at a price of $0.067 per share. Since we were unable to issue those shares until the recent amendment of our Articles of Incorporation, on March 29 2005, ICOA reached an agreement with Mr. Wittpenn under which he agreed to accept a total of 656,038 shares. These shares were issued on March 29, 2005 at an average price of $.042 per share.

         On various dates from August, 2002 through October, 2003, William Thomas loaned $350,000 to ICOA in connection with various short term notes. In August 2004, we entered into a settlement agreement with Mr. Thomas under which $480,396 of principal and accrued interest would be converted into 12,625,000 shares to be issued subject to the amendment of our Articles of Incorporation. These shares were issued on March 29, 2005 at an average price of $.036 per share, the closing price on the day prior to the agreement.

         On October, 22, 2004, William Thomas loaned $295,000 to ICOA in connection with a six month note bearing 15% interest. Pursuant to the note, a one time interest payment of 500,000 shares was due subject to the amendment of our Articles of Incorporation. These shares were issued on March 29, 2005 at a price of $.041 per share, the closing price on the day prior to the note.

We are registering 20,127,931 shares of common stock related to the investments and agreements described above.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the $5 million Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. ICOA will pay Cornell Capital Partners 5% of each advance as an additional fee. As of May 26, 2005, we had received a total of $312,084 under the Standby Equity Distribution Agreement and issued 14,169,837 shares of common stock in connection with such advances. We used such proceeds for operating expenses and prior acquisitions.

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the remaining balance of the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $65,000 plus 5% retainage payable to Cornell Capital Partners


----------------------------------------------- ------------------- ------------------- ------------------- -------------------
Gross Proceeds                                  $        4,687,916  $        3,750,000  $        2,500,000  $        1,250,000
Net Proceeds                                             4,388,520           3,497,500           2,310,000           1,122,500

USE OF PROCEEDS:

Repayment of notes and accrued interest                  1,550,000           1,550,000           1,550,000             550,000
Corporate and Working Capital                            2,838,520           1,947,500             760,000             572,500
                                                ------------------- ------------------- ------------------- -------------------
Total                                           $        4,388,520  $        3,497,500  $        2,310,000  $        1,122,500
                                                =================== =================== =================== ===================


All or part of the following notes and accrued interest thereon may be repaid out of the proceeds of the Standby Equity Distribution Agreement.

         During June 2004, the Company raised an aggregate of $800,000 from Cornell Capital Partners under a Promissory Note. The Note carries interest at the rate of 5% per annum beginning 90 days from its date, and is repayable out of the proceeds of the Standby Equity Distribution Agreement, and was to be paid in full by November 8, 2004. During the period from June 1 through September 30, 2004, we issued 14,169,837 shares of common stock under the Standby Equity Distribution Agreement and utilized $312,084 of proceeds in repayment of the Promissory Note.

         In January 2005, we issued an aggregate of $150,000 of 12% notes to Cornell Capital Partners. We expect that the notes will be repaid out of the proceeds of the SEDA.

         In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital Partners. In March 2005, the Company received $100,000 of the proceeds. In April 2005, the Company received the balance of $400,000. We expect that the notes will be repaid out of the proceeds of the SEDA.

         On April 6, 2005, ICOA and Cornell Capital Partners mutually agreed to terminate the Secured Convertible Debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.

                                    DILUTION

         The net tangible book value of ICOA as of March 31, 2005 was $(5,702,721) or $(0.0266) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of ICOA (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to ICOA, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement (SEDA). The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.06 per share which is in the range of the recent share price, applied to the available remaining balance of the SEDA of $4,687,916.

         If we assume that ICOA had issued 78,131,933 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.06 per share (i.e., the maximum number of shares needed in order to raise a total of $4,687,916 available under the Standby Equity Distribution Agreement), less retention fees of $250,000 and offering expenses of $65,000, our net tangible book value as of March 31, 2005 would have been ($0.0035) per share. An offering such as the one described herein would represent an immediate increase in net tangible book value to existing stockholders of $0.0231 per share and an immediate dilution to new stockholders of $0.0565 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.0600
Net tangible book value per share before this offering    $(0.0266)
Increase attributable to new investors                    $ 0.0231
                                                          ---------
Net tangible book value per share after this offering                    $0.0035
                                                                         -------
Dilution per share to new stockholders                                   $0.0565
                                                                         =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

              ASSUMED           NO. OF SHARES TO BE     DILUTION PER SHARE TO
          OFFERING PRICE             ISSUED (1)             NEW INVESTORS
          --------------        -------------------     ---------------------
            $0.06000                78,131,933                $0.0565
            $0.04500               104,175,911                $0.0418
            $0.03000               156,263,867                $0.0273
            $0.01500               312,527.733                $0.0131

(1) ICOA is registering 150,000,000 shares of common stock under the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

         Summary. On March 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of 10,000 shares of our common stock. As of May 26, 2005, we had received a total of $312,084 under the Standby Equity Distribution Agreement and issued 14,169,837 shares of common stock in connection with such advance. We are registering 150,000,000 additional shares of common stock to be issued pursuant to advances under the Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

         Standby Equity Distribution Agreement Explained. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. Under the Standby Equity Distribution Agreement, we will have access to up to $5,000,000 over a 24 month period. As of May 26, 2005, we have received $312,084 under the Standby Equity Distribution Agreement, leaving an available balance of $4,687,916. In connection with the Standby Equity Distribution Agreement, we issued to Cornell Capital Partners a one-time commitment fee of 2,990,000 shares of our common stock, which were previously registered in a registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004.

         The periodic sale of shares is known as an advance. From time to time at our sole discretion, we may present Cornell Capital Partners with an advance notice, which would require them to purchase shares of our common stock at a 2% discount to the lowest daily volume weighted average price of our common stock traded on each of the five days following the date of an advance notice. We may request an advance every 7 trading days with a maximum of $250,000 per advance. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. Once the underlying shares are registered, we retain complete control of the timing and amount of each draw down. A retainage fee of 5% is due Cornell Capital Partners on the gross proceeds of each draw down.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced an aggregate amount of $5.0 million under the Standby Equity Distribution Agreement or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $250,000 every 7 trading days. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. At a recent stock price of $0.06, we would have to issue78,131,933 shares of our common stock in order to draw down the remaining $4,687,916 available under the Standby Equity Distribution Agreement. These shares would represent 30.8% of our then current issued and outstanding shares of common stock upon issuance.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. Based on a recent stock price of $0.06, we would have to issue 78,131,933 shares of our common stock to draw down the remaining $4,687,916 available to us under the Standby Equity Distribution Agreement. Our current Articles of Incorporation authorize us to issue 750,000,000 shares of common stock. We are registering 150,000,000 shares of our common stock in the accompanying registration statement to be issued pursuant to the Standby Equity Distribution Agreement. If we need to issue more than 150,000,000 shares to draw down the remaining $4,687,916 available under the Standby Equity Distribution Agreement, we will have to file a new registration statement covering any additional shares. The issuance of a larger number of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of ICOA by electing its or their own directors.


         Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this Prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $65,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, in March 2004, we paid Cornell Capital Partners a one-time commitment fee of 2,990,000 shares of common stock, which were previously registered in a registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004. In addition in March 2004, we issued 10,000 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee. We also previously registered the 10,000 placement agent fee shares in a registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004.

                              PLAN OF DISTRIBUTION

         The selling stockholders belong to two distinct groups. The first group is employees, consultants, shareholders of companies acquired, and individual accredited investors. The second group is Cornell Capital Partners which is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. The Plan of Distribution for each group is outlined below.

Employees, Consultants, Shareholders of Company's Acquired, and Individual Accredited Investors

         The selling stockholders in this group are in many cases restricted in their resale of their shares due to their positions with ICOA or their knowledge of future plans based on their consulting. The stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders will be affected in accordance with appropriate restrictions under Rule 144 as they apply to "persons in the know".


Cornell Capital Partners

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. The 2% discount, the 5% retention and the one-time commitment fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 10,000 shares of our common stock.

         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $65,000. The offering expenses consist of: a Securities and Exchange Commission registration fee of $773, printing expenses of $2,500, accounting fees of $10,000, legal fees of $50,000 and miscellaneous expenses of $1,767. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following information should be read in conjunction with the consolidated financial statements of ICOA and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of the company please see the section entitled Description of the Business, which follows this section.


Overview

         2004 was a year of growth and great changes for ICOA. In late 2003, ICOA made the strategic decision to enter and compete nationally in the emerging broadband wireless market. We believed then and even more so now that this sector presents an opportunity to leverage our strengths to generate revenue, profitability and shareholder value. ICOA's record growth and revenue generation throughout 2004 are the result of this strategic decision. Since then, ICOA has:

               o acquired assets which form the foundation of a national broadband wireless provider;

               o    begun to build an experienced and seasoned  management team;
                    and

               o    significantly expanded our national footprint;

         Over the last year, ICOA's national deployed service footprint has grown considerably. We currently provide service in 44 states, with over 1,050 owned or operated high traffic public locations under our network coverage. We don't know of any wireless services company in the country that serves more marina slips and more amenity-model locations; not to mention our rapidly growing airport footprint, hundreds of managed public access points (RV parks, camp grounds, hotels) and a growing network of Hot Zones under contract with ICOA.

         ICOA is seeking through both organic growth and acquisitions to attain critical scale across our integrated design-deploy-operate business model. As emerging technologies allow, ICOA is looking to add the delivery of digital value-added services - including VOIP and location-specific applications. More broadly, while today ICOA is focused on Wi-Fi, our models and approach are open to numerous wireless-based technologies. For example, we also are keeping a close eye on Wi-Max and cellular 3G networks. This allows us to adjust our focus and our assets over time, as advancements and markets warrant.

         We believe acquisitions over the last twelve months--QGo, ANS, iDockUSA and AuthDirect-- have helped us create a new nationally-competitive company delivering a full value chain of broadband wireless services. In addition to their attractive core valuations, these acquisitions have contributed to scale and scope economies which we believe will continue to strengthen our margins and provide a basis for similar leveraging of future acquisitions.

         Consistent with our strategic shift, our kiosk business has become an ancillary part of our wireless broadband service offerings. We believe it has a continuing, but secondary, role.

         Looking forward, we believe that the broadband wireless industry is entering a consolidation phase, for which we believe ICOA is well positioned.

         The demand for wireless broadband continues to grow and we see a wide range of opportunities to invest in expanding our operations in the markets and business models on which we focus. Management spent more time than it preferred attending to ICOA's capital structure in 2004. While we were successful in supporting the growth noted above; during 2005, it is critical that we bring significant additional capital into ICOA. We expect to use that capital and our common and preferred stock to make a number of acquisitions consistent with our strategic vision and strengths.

         At the same time, as shown in our financial statements, our December 31, 2004 balance sheet raises substantial doubt about our ability to continue as a going concern. While we remain confident of our strategic direction, we recognize that our investments in our growing business will take some time to generate sufficient cash-flow to support all of our operations and opportunities. For these reasons as well, whether through the Standby Equity Distribution Agreement or otherwise, strengthening our cash position remains a top priority for 2005.

         In that context, the February 2005 shareholder approval of an increase in the number of authorized shares of common stock to 750 million and the creation of 50 million shares of preferred stock represent a milestone in ICOA's development. As indicated in the proxy statement, these additional shares provide us with the opportunity to attempt to raise the growth capital we need, acquire attractive businesses and build a team that can drive ICOA forward.

         In addition, ICOA has, since the shareholder meeting, been able to reach agreement with a number of lenders and claimants to convert debt to equity and resolve potential liabilities.


Going Concern

         As reflected in ICOA, Inc.'s financial statements for the twelve months ended December 31, 2004, ICOA's stockholders' deficit of $5,412,489 and its working capital deficiency of $6,337,729 raise substantial doubt about its ability to continue as a going concern. The ability of ICOA to continue as a going concern is dependent on ICOA's ability to raise additional debt or capital, including the ability to raise capital under the Standby Equity Distribution Agreement. The financial statements for December 31, 2004 do not include any adjustments that might be necessary if ICOA is unable to continue as a going concern.

         We remain confident of our strategic direction and recognize that the investment in growing our business will take some time to generate sufficient cash-flow to support all of our operations and opportunities. Strengthening ICOA's cash position remains a top priority for 2005.

         To the extent feasible, we foresee continuing to spend considerable effort on scaling our sales and operational capabilities. We will also be devoting attention to finding, reaching agreement with and ultimately integrating wireless broadband service providers across the country which fit our templates of management strength, and financial opportunity.


Critical Accounting Policies And Estimates

         Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed below, as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition methods.

Concentration Of Credit Risk

         Concentration of credit risk with respect to trade receivables are limited to customers dispersed across the United States of America. All trade receivables are concentrated in the quick service restaurant segment of the economy; accordingly ICOA is exposed to business and economic risk. Although ICOA does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the quick service restaurant industry. At December 31, 2004, ICOA deems all accounts to be collectible. Accordingly, no allowance for bad debts has been made on the books of ICOA.


Principles of Consolidation

         The consolidated financial statements include the accounts of ICOA and its wholly owned subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

         ICOA considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Impairment of long-lived assets

         ICOA evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends.

         Based on this evaluation, ICOA recorded an impairment expense in December 2004 of $352,591.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable and concentration of credit risk

         Concentration of credit risk with respect to trade receivables is limited to customers dispersed across the United States of America. While trade receivables are concentrated in the quick service restaurant segment of the economy, ICOA has begun to diversity its sales and has developed additional markets such as marinas for its services; accordingly ICOA has reduced its exposure to business and economic risk. Although ICOA does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the various customers.

Allowance for doubtful accounts

         The Allowance for doubtful accounts is based on ICOA's assessment of the collectibility of customer accounts and the aging of the accounts receivable. ICOA regularly reviews the adequacy of our allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. ICOA also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not have been received, we review past due receivables and gives consideration to prior collection history and changes in the customer's overall business condition. The allowance for doubtful accounts reflects our best estimate as of the reporting dates.

         At December 31, 2004, we deemed all accounts to be collectible. However, we have created an allowance for bad debts in the amount of five thousand ($5,000) dollars.

Income Taxes

         ICOA follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Fair Value of Financial Instruments

         We consider our financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Deferred Financing Costs

         We amortize deferred financing costs over the life of the notes which range from one to three years.

Impact of New Accounting Standards Recent Accounting Pronouncements

         SFAS No. 123 (Revised 2004), Share-Based Payment, issued in December 2004, is a revision of FASB Statement 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (Revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and we will adopt the standard in the first quarter of fiscal 2006. We have not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. We are currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

         In January 2003, FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN No. 46")g. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements., provides guidance for identifying a controlling interest in a variable interest entity established by means other than voting interests. FIN No. 46 also requires consolidation of a variable interest entity by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46R, Consolidation of Variable Interest Entities an Interpretation of ARB No. 51 ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business users) for all other types of entities is required in financial statements for periods ending after March 15, 2004. The adoption of FIN No. 46R did not have a material impact on our consolidated financial position, results of operations or cash flows

         Management does not believe that any recently issued but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Inventory

         Inventory consists of equipment held for resale or staged for future installation. Inventory is valued at the lower of cost or market. Obsolete inventory is written off and disposed of on a periodic basis based on specific identification.

Property and Equipment

         Property and equipment are recorded at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the related assets, which is estimated to be from three to seven years.

Intangibles

         Intangibles represent the net value of the customer lists and contracts acquired in the acquisitions of both Airport Network Solutions, Inc. and AuthDirect, Inc. We have adopted the provisions of SFAS No 142, "Goodwill and Other Intangible Assets" ("SFAS 142") for the determination of fair value of the intangibles carrying value.

Loss per Common Share

         Net loss per common share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Stock Based Compensation

         Financial Accounting Statement No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Revenue Recognition

         Revenue generated for Internet access via Wi-Fi or Internet terminals is recognized at the time the service is used. Costs associated with providing the services are expensed as incurred.

         Revenue generated from the sale and configuration of Wi-Fi equipment is recognized at time of shipment FOB to the customer. Costs associated with the equipment sold are expensed at the time of shipment. Configuration and setup labor is expensed as incurred.

         Revenue generated from managed services (both help desk and network management) is recognized at the time of billing. Services are billed at the beginning of each month's activity.

         Revenue from technology licensing is recognized on receipt. These licenses do not carry any long term obligations on the part of our company.


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

Results Of Operations


Three Months Ended March 31, 2005 As Compared To The Three Months Ended March 31, 2004


         Revenue

         Our revenue is derived from the ownership and operation of neutral-host broadband wireless Wi-Fi Hot Spots and High Speed Internet terminals in high traffic public locations, and Wi-Fi equipment sales, installation fees, and network management and maintenance services.

         For the three month period ended March 31, 2005, quarterly revenue increased 250% to $489,915 as compared to $140,040 for the quarter ended March 31, 2004. This increase is primarily attributable to transaction service fees and our Wi-Fi equipment sales and service.

    Revenue was generated from the following services:

                                                     March 31,        March 31,
                                                      2005              2004
                                                   -----------      ------------
    Transaction Service Fees                       $  147,975       $   47,768
    Licensing Fees                                          0           15,000
    Wi-Fi Equipment Sales and Service                 271,592           58,012
    Managed Services                                   70,348           19,260
                                                   -----------      ------------
    Total                                          $  489,915       $  140,040
                                                   ===========      ============

Cost of Services
         For the three month period ended March 31, 2005, our cost of services was $388,851 as compared to $186,582 for the three month period ended March 31, 2004, on increase of 108%. This increase is mainly attributable to our increase in Wi-Fi equipment sales and the cost of our managed services.

    Cost of Services consists primarily of:

                                                     March 31,        March 31,
                                                      2005              2004
                                                   -----------      ------------
    Telecom/Co-Location/Hosting Costs              $   73,298       $    43,303
    Wi-Fi Equipment and Installation                  142,169            49,017
    Managed Services                                  110,842            13,250
    Depreciation Expense                               62,542            81,012
                                                   -----------      ------------
    Total                                          $  388,851       $   186,582
                                                   ===========      ============


For the quarter ended March 31, 2005, the Company recorded gross margin of $101,064, as compared to a loss of ($46,542) for the quarter ended March 31, 2004. This was primarily due to an almost 317% increase in total revenues quarter over quarter coupled with a reduction in depreciation quarter over quarter ($62,542 for the three months ended March 31, 2005 as compared to $81,012 for the three months ended March 31, 2004).

The improvement in the gross margin is mainly attributable to increasing Transaction Service Fee Revenue quarter over quarter, coupled with new revenue generated through Equipment Sales and Managed Services. Management believes this is a direct result of its focus on additional recurring revenue from managed services coupled with increased travel in general through airports. Additionally, there was a strong deployment schedule for equipment installations in the first quarter of 2005 for various customers. The continued nationwide deployment of new Wi-Fi Hot Spot locations continued to generate additional growth in new equipment sales, installation, transaction service fees, and managed service revenue during the first three months of 2005.

Selling, General and Administrative Expenses

For the quarter ended March 31, 2005, selling, general and administrative expenses increased $835,644 or 205% to $1,243,405 from $407,761 for the quarter ended March 31, 2004.

General and administrative expenses consist primarily of:
Employee compensation and related expenses including payroll taxes and benefits for executive, administrative and operations personnel, Professional fees associated with deployment of Wi-Fi networks, legal and accounting fees connected with registrations filed with the SEC, professional fees associated with the development and creation of marketing materials in pursuit of advertising contracts, travel and entertainment, and facility and office-related costs such as rent, insurance, maintenance and telephone.

The quarter and year to date increases outlined below are mainly due to the Company's addition of new personnel, continuing use of consultants related to development of the business model and entry into new market verticals, additional legal expense connected with financing, registration filings, acquisitions and pursuing the World Capital lawsuit, accounting expense related to acquisitions and reviews of SEC filings, finance fees associated with the Convertible Debentures and the Standby Equity Distribution Agreement, employee stock bonuses, and additional travel and entertainment expense connected with sales efforts to secure new installation opportunities. Management expects general and administrative expenses in future periods to run at similarly increased levels over the current year in support of the growth of the business.

    Quarter And Year To Date Increases In Selling, General And Administrative

                                                    For the three months ended
                                                   March 31, 2005 as compared to
                                                         March 31, 2004

                    Payroll                          $        195,347
                    Consulting                                110,724
                    Legal                                      53,378
                    Accounting                                  5,335
                    Finance Fees                               31,278
                    IR / PR / Marketing                        21,380
                    Travel & Entertainment                     52,937
                    Employee stock bonuses                    304,650
                    Other                                      60,615
                                                     -----------------
                    Increase Quarter and YTD         $        835,644
                                                     -----------------



         Depreciation Expense Included In Cost Of Sales

         Depreciation expense decreased $18,470 or 29% from $81,012 for the three months ended March 31, 2004 as compared to $62,542 for the three months ended March 31, 2005.


         Interest Expense

         Interest expense consists of interest accrued on loans and convertible notes payable, and the beneficial conversion feature on the convertible notes and warrants.

         Interest expense increased by $687,854 or 1,080% from $63,685 for the three months ended March 31, 2004 as compared to $751,539 for the three months ended March 31, 2005.

         The increase is primarily attributable to additional beneficial conversion feature recorded on convertible debentures issued in the first quarter, restructuring and settlement of various loans, and the issuance of various warrants.

         Net Loss

         For the three months ended March 31, 2005, the Company had a loss of $1,896,082 as compared to a loss of $521,228 for the three months ended March 31, 2004 an increase of $1,374,854 or (264%).


         The significant difference quarter over quarter is mainly due to the higher selling, general and administrative costs incurred in the first three months coupled with the large increase in interest expense.




         Income Taxes

         No provision for federal and state income taxes has been recorded as the Company incurred net operating losses since January 1, 1998 (Inception). The net operating losses will be available to offset any future taxable income. Given the Company's limited operating history, losses incurred to date and the difficulty in accurately forecasting future results, management does not believe that the realization of the potential future benefits of these carry forwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles. Accordingly, a full 100% valuation allowance has been provided.


For The Year Ended December 31, 2004 As Compared To The Year Ended December 31, 2003

         Revenue

         Our principal sources of revenue are derived from the sales, installation, support and operation of Wi-Fi "Hot Spots" (public wireless local area networks). We generated $1,170,719 in revenue for the year ended December 31, 2004 versus $324,789 in revenue for the year ended December 31, 2003. The revenue generated was from the sale of Wi-Fi equipment, installation fees, network management services and maintenance services.

    Revenue was generated from the following services:

                                                  December 31,      December 31,
                                                      2004              2003
                                                 -------------      ------------
        Transaction Service Fees                 $    354,324       $   140,140
        Licensing Fees                                 15,000           120,000
        Wi-Fi Equipment Sales and Service             649,731            52,286
        Managed Services                              151,664            12,363
                                                 -------------      ------------
        Total                                    $  1,170,719       $   324,789
                                                 =============      ============
    Cost of Services consists primarily of:

                                                   December 31,     December 31,
                                                       2004              2003
                                                 -------------      ------------
        Telecom/Co-Location/Hosting Costs        $    244,565       $   167,990
        Wi-Fi Equipment and Installation              446,300            41,940
        Managed Services                              103,069            10,503
        Depreciation Expense                          407,452           259,811
                                                 -------------      ------------
        Total                                    $  1,201,386       $   480,244
                                                 =============      ============

         The negative Gross Profit for the year ended December 31, 2004 was primarily due to a significant increase in depreciation expense from acquired assets and newly installed Wi-Fi locations. The negative gross profit for the year ended December 31 2004 decreased by $124,788 over 2003. This is primarily due to a 360% increase in revenue. Subtracting depreciation costs from the Cost of Services, the Gross Margin for the year ended December 31, 2004 was a margin of $376,785 versus a margin of $104,356 for the year ended December 31, 2003. This difference was mostly due to the increased revenue attributable to Wi-Fi equipment sales, growing transaction service fees as we completed various airport installations coupled with the closing of the iDock acquisition in June 2004, and the continued growth of managed services revenue subsequent to the acquisition of AuthDirect in August 2004.


   Selling, General And Administrative Expenses

   General and administrative expenses consist primarily of:

     o Employee compensation and related expenses (including payroll taxes and benefits for executive, administrative and operations personnel)

     o    professional fees associated with deployment of our Wi-Fi networks

     o legal and accounting expense connected with various registration efforts with the SEC

     o    investor relations and shareholder awareness programs

     o professional fees associated with the development and creation of marketing materials as well as attendance at trade shows

     o    relocation expense for various key personnel

     o    travel and entertainment

     o facility and office-related costs such as rent, insurance, maintenance and telephone

These costs increased approximately 75% from $1,657,769 for the year ended December 31, 200 to $2,903,404 for the year ended December 31, 2004. This increase is primarily due to an increase in payroll and related expenses, professional and consulting expenses associated with the pursuit of our Wi-Fi business plan. In addition, we incurred higher costs generally associated with the completion and integration of the acquisitions undertaken in 2004. Management expects general and administrative expenses in future periods to run at increased levels over prior years in support of the growth of the business.


     2004 Increase In Selling, General And Administrative Expenses Over 2003

                                                        For the year ended
                                                        December 31, 2004
                    Payroll & benefits                  $          466,500
                    Consulting                                     159,000
                    Legal                                          193,900
                    Accounting                                      41,000
                    Finance Fees                                    84,000
                    IR / PR / Marketing                            119,000
                    Travel & Entertainment                          28,000
                    Other                                          154,235
                                                        -------------------
                    Increase 2004 over 2003             $        1,245,635
                                                        -------------------


         Depreciation Expense Included In Cost Of Sales

         Depreciation expense of $407,452 was recorded for the year ended December 31, 2004 as compared to $259,811 for the year ended December 31, 2003. An increase of $147,641.


         Impairment of Assets Write Down

         In December 2004, we evaluated various assets determining that the economic value of its kiosk program had been impaired. Consequently, a write down of the assets was made in the amount of $352,591.

         Interest Expense

         Interest expense consists of interest accrued on loans and convertible notes payable, and the beneficial conversion feature on the convertible notes and warrants issued throughout the year. Interest expense increased from $527,581 for the year ended December 31, 2003 to $920,383 for the year ended December 31, 2004 representing an increase of $392,802. The increase was primarily attributable to the increased dollar value of convertible notes, short term borrowings, and the beneficial conversion feature associated with the convertible debenture which is being amortized off over the life of the debenture.


         Net Loss

         For the year ended December 31, 2004, we had a net loss of $3,922,130 as compared to a loss of $774,663 for the year ended December 31, 2003. The increase in net loss of $3,147,467 was mainly due to the prior years $1,576,746 gain on extinguishment of debt not being matched in the current year as well as the increase of $1,245,635 in S,G & A, increased interest expense of $392,802 and the impairment of assets write off of $352,591.


         Income Taxes

         No provision for federal and state income taxes has been recorded as we incurred net operating losses since January 1, 1998 (Inception). The net operating losses will be available to offset any future taxable income. Given our limited operating history, losses incurred to date and the difficulty in accurately forecasting future results, management does not believe that the realization of the potential future benefits of these carry forwards meets the criteria for recognition of a deferred tax asset required by generally accepted accounting principles. Accordingly, a full 100% valuation allowance has been provided.


         Liquidity And Capital Resources

         Cash and cash equivalents were $7,937 at March 31, 2005. Net cash used in operating activities of $492,129 was derived from the net loss from operations offset by depreciation of equipment, an increase in accounts receivable, a decrease in inventory, an increase in prepaid expenses, and an increase in accounts payable and accrued expenses.

         At March 31 2005, the Company had a working capital deficit of $5,758,354. The Company made no capital expenditures during the three months ended March 31, 2005, and invested $75,000 in Wise Technologies with whom the Company, in late April 2005 signed a definitive agreement for acquisition..

         From January through March 2005, the Company issued 10% and 12% Convertible Notes in the aggregate face amount of $212,000 at conversion prices between $0.052 and $0.072 per share, the market price on the day prior to closing. In addition, the note holders received 919,926 three year warrants at the same price per share as the conversion price of the Convertible Notes.

         In January 2005, the Company issued an aggregate of $150,000 of 12% notes to Cornell Capital.

         In February 2005, our shareholders approved an increase in authorized shares of common stock to 750,000,000 from the previous 150,000,000 shares. In addition, our shareholders approved the creation of 50,000,000 shares of preferred stock.

         In February 2005, the Company issued 1,644,737 shares of common stock upon conversion of $75,000 of the Secured Convertible Debenture issued to Cornell Capital.

         In February 2005, we issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

In February 2005, we issued 1,065,179 shares of common stock to Jenkins & Gilchrist upon exercise of a warrant.

In February 2005, we issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges.

         On March 29, 2005, the Company reached agreement with William Lord, the former president of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages and certain un-reimbursed but accrued expenses all totaling $300,000 into a convertible debenture. In addition, Mr. Lord received 5,000,000 warrants to purchase common stock of the company.

         On March 31, 2005, the Company reached an agreement with the shareholders of Starford Corp. (from whom the Company had acquired the operating assets of iDockUSA in June 2004) to settle the balance of principal and accrued interest of $50,000 for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share.

         In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital. In March 2005, the Company received $100,000 of the proceeds. In April 2005, the Company received the balance of $400,000.

         In March 2005, the Company issued 20,000,000 shares of common stock upon conversion of $200,000 of Convertible Debentures issued in connection with the acquisition of Airport Network Solutions.

         In March 2005, the Company issued 20,027,931 shares of common stock in connection with various settlements of outstanding notes, and accrued interest. The aggregate value of notes and accrued interest was $768,896.

         In March 2005, the Company issued 5,000,000 shares of common stock in connection with the settlement and conversion of $35,000 in accrued commissions.

         In March 2005, the Company issued 1,796,000 shares of common stock in connection with the settlement and conversion of $62,350 of accrued consulting fees.

         In March 2005, the Company issued 1,173,077 shares of common stock in connection with the settlement and conversion of $37,844 of accounts payable and accrued expenses.

         In March 2005, the Company issued 3,400,000 shares of common stock in connection with the settlement and conversion of $175,000 of consulting services.

         In March 2005, the Company issued 6,093,000 shares of common stock as bonuses to certain employees and consultants in recognition of their performance during 2004.

         In March 2005, the Company issued a promissory note in the principal amount of $19,500 from an unrelated accredited investor on a demand basis. The note carries interest at 15% per annum.

         On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the Secured Convertible Debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.

         On May 26, 2005, ICOA, completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc., pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005.

         Under the Agreement, the Company issued 40,000,000 shares of common stock to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

         During the year ended December 31, 2004, we raised an aggregate of $1,107,575 from the private placement of short term notes with unrelated investors.

         During the year ended December 31, 2004, we raised an aggregate of $1,128,179 from the private placement of convertible debentures.

         During fiscal 2004, holders of our convertible debentures converted $50,000 of outstanding debentures and $0 of accrued interest, and received 4,166,666 shares of our common stock.

         During the period from June 1 through September 30, 2004, we issued 14,169,837 shares of common stock under the Standby Equity Distribution Agreement and utilized $312,084 of proceeds in repayment of the Promissory Note.

         During the third quarter of fiscal 2003, we reached an agreement with the holders of the remaining balance of the convertible debentures which resulted in the cancellation of the notes and required us to make cash payment of $507,850 in January 2004. In addition, we agreed to issue common stock valued at $225,000 on the date of issuance and preferred stock with a value of $337,500 on the date of issuance, provided the shareholders approve a class of preferred stock and an increase in the amount of authorized shares of common stock at the next shareholder's meeting.

         In November 2003, we issued 2,600,000 shares of common stock at an average price of $0.055 per share ($143,000) in partial settlement of the common stock to be issued. We did not make the cash payment due in January 2004, however, the investors provided a waiver postponing the payment due date until May 31, 2004.

         In April 2004, we issued 5,633,333 shares of common stock to Laurus Master Fund in full settlement of cash due from the previously negotiated settlement of $450,000 and the remaining balance of common stock due of $57,000 per the terms of the July 2003 settlement agreement. The average issuance price of $0.09 per share was based on the market price on date of issuance.

         In September 2003, we reached an agreement with SchlumbergerSema settling our outstanding equipment loan. This settlement reduced the outstanding balance of principal and interest to $475,000 payable over a 90 day period beginning in October 2003. The agreement requires no additional interest, and represents a savings of $917,548 in principal and accrued interest. In November 2003, we made a payment of $100,000 against the $475,000 owed to SchlumbergerSema; however since November, 2003, we have made no further payments to SchlumbergerSema and are presently in default.

         We have satisfied our cash requirements to date primarily through private placements of common stock, warrants, debentures convertible into shares of common stock and the issuance of common stock in lieu of payment for services. Also, officers have at times loaned ICOA funds to provide working capital.

         We need to raise a minimum of $3,000,000 through public or private debt, sale of equity, or through use of the Standby Equity Distribution Agreement, to continue expanding our broadband on demand managed services and service operation center, and to develop and implement additional contracts at airports, hotels and retail locations in order to continue expanding our Wi-Fi networks in strategic high traffic locations. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

         The report of our independent auditors on our financial statements for the years ended December 31, 2004 and 2003 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency. This report raises substantial doubt about our ability to continue as a going concern. This report is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to run our business.


         Subsequent Events

         On April 6, 2005, we mutually agreed to terminate a Securities
Purchase Agreement dated March 19, 2004, by and between ICOA and Cornell
Capital Partners, an Investor in a Registration Rights Agreement dated March 19, 2004, by and between the Company and Cornell Capital Partners, Irrevocable Transfer Agent Instructions, dated March 19, 2004, by and among the Company, Cornell Capital Partners and the Company's transfer agent, and two (2) convertible debentures, dated March 10, 2004 and March 19, 2004, in the principal amounts of $225,000 and $200,000, respectively. The Company and Cornell Capital Partners agreed that a Security Agreement dated March 19, 2004, by and between the Company and Cornell Capital Partners executed in connection with the transaction documents will remain in full force and effect and shall act as security relevant to the Secured Promissory Note to be entered into by and between the Company and Cornell Capital Partners.

         On April 6, 2005, the Company and Cornell Capital Partners entered into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the Convertible Debentures. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The Note is secured by all of the assets of the Company pursuant to the Security Agreement.

         In April 2005, the Company was advised that its case against World Capital, Inc. had been decided in its favor and judgment was entered against World Capital and its principals in the amount of $218,000. The defendants have appealed the ruling, and uncertainties exist regarding collectibility. In light of these uncertainties, we have not recognized any value associated with this litigation

         On April 8, 2005, the Company reached agreement with Thomas Cannon, the former vice president of technology of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages totaling $258,824 into 5,752,000 shares of common stock. In addition, Mr. Cannon received 1,000,000 warrants to purchase common stock of the company.

         From April through May 20, 2005, the Company issued 10% Convertible Notes in the aggregate face amount of $85,000 at conversion prices between $0.044 and $0.058 per share, the market price on the day prior to closing. In addition, the note holders received 355,051 three year warrants at the same price per share as the conversion price of the Convertible Notes.

         On May 26, 2005, ICOA, completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc., pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005.

Under the Agreement, the Company issued 40,000,000 shares of its common stock to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

                             DESCRIPTION OF BUSINESS


How Our Company Is Organized

         We were incorporated in Nevada in September, 1983 under the name Quintonix, Inc. In March, 1989 we changed our name to ICOA, Inc. On March 15, 1999 we created WebCenter Technologies, Inc., a Nevada corporation and our wholly-owned subsidiary. In October, 2003, we acquired the assets of QGo, LLC. In December 2003 we acquired Airport Network Solutions, Inc., a Delaware corporation and our wholly-owned subsidiary. In February 2004, we acquired the assets of Seventh Wave, LLC. In June 2004, we acquired the operating assets of iDockUSA, and in August 2004, we acquired AuthDirect, Inc. a California corporation and our wholly-owned subsidiary.


Where You Can Find Us

         We are located at 111 Airport Road, Warwick, RI 02889. Our telephone number is (401) 352-2300, our facsimile number is (401) 352-2323, our e-mail address is info@icoacorp.com, and our homepage on the world-wide web is at http://www.icoacorp.com.


About Our Company

         ICOA sells, installs, supports and provides internet access services, primarily through Wi-Fi "hot spots" (public wireless local area networks). As of December 31, 2004, ICOA owned or operated over 900 broadband access installations in high-traffic locations servicing millions of annual patrons in 44 states and passed the 1,050 mark in February 2005. We generate revenue from:

     o the design, sale and installation of Wi-Fi systems to airports, hotels, convention centers, quick-service restaurants, marinas and other high-traffic locations, usually coupled with operating and maintenance contracts;

     o providing service management capabilities to Wi-Fi service providers who need back office, network management, customer care and related services to support their on-going operations; and

     o end users of Wi-Fi hot spots and Internet access terminals on "pay-for-use" transactions, usually provided in public locations under long term contracts with airports, marinas, hotels and other high traffic locations.

         Our Airport Network Solutions subsidiary has installed and operates Wi-Fi networks in nine airports within the United States. Our iDockUSA division provides similar services in over 40 marinas, primarily in California.

         We operate Wi-Fi "hot zones" in Lexington, KY, the harbor district of Newport, RI and Boston's South End.

         Our QGo division provides managed amenity Wi-Fi services, under contract in over 600 Panera Bread bakery locations and a wide variety of other locations throughout the United States.

         Our AuthDirect subsidiary provides back office, network operating center and customer care center services for our operating divisions and subsidiaries as well as for a wide variety of unaffiliated wireless service providers across the country.

         ICOA has not enjoyed the capital resources to support the growth opportunities - both organically and through acquisitions - that we believe are available to us. The report of our independent auditors on our financial statements for the year ended December 31, 2004 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency. This report raises substantial doubt about our ability to continue as a going concern.


Strategy

         ICOA's fundamental growth strategy is to build and acquire the expertise, infrastructure and scale for the profitable delivery of wireless broadband services. This strategy is based on the use of unlicensed spectrum to meet the increased demand for wireless data services: more bandwidth for more services in more places.

         Today, ICOA is a leading provider of Wi-Fi networks and services. Our footprint for retail services is targeted at high-traffic and high-value locations; with wireless capability supplemented by our kiosk expertise. We provide cost effective networks for the rapidly growing "amenity" services segment. We provide high-quality and reliable support systems and services for both our own operations and as a "back-office" for other service providers. We are sensitive to the specific needs of the rapidly growing base of users who demand access to broadband on demand anywhere, anytime, with any device.

         Going forward, through both organic growth and acquisitions, ICOA is seeking to attain critical scale across our integrated design-deploy-operate business model. As emerging technologies allow, and subject to available capital, ICOA is looking to move beyond the simple delivery of Wi-Fi access to deliver digital value-added services - including VOIP and location-specific applications - to deliver value to our customers and users and robust financial returns to our shareholders.


Business Model

        ICOA's business model includes three product / service groups:
        1) design, deployment and equipment;
        2) service management; and
        3) retail wireless and kiosk services in targeted locations.

         Our marketing group targets different groups of customers, but we offer each a full suite of products and services. We work with each location owner to enable them and their customers to use and benefit from the growing capabilities of broadband wireless networks. Within each product area, we offer a range of solutions designed to meet their particular market, technical and financial needs. For example, for the Panera Bread restaurant chain, ICOA provides a complete turn-key solution, including the sale of equipment.

         We are experts at designing and deploying wireless local area networks using Wi-Fi technology. The layout, network requirements and equipment selection are designed with the operational and financial needs of the customer in mind. This product group generates one-time revenues, but is usually provided in conjunction with a long-term services agreement.

         In our service management model, ICOA (usually through QGo or AuthDirect) offers a full suite of services needed to operate and support a Wi-Fi network for a customer. The network can be branded in whatever manner the customer chooses. So, while Panera Bread and many other location owners offer the service to their customers as an amenity, others may charge their customers for network access. ICOA's offering includes a full range of back-end (customer care, AAA etc.) capabilities as well as the ability to open the network to customers from other service providers, such as iPass and Boingo, on a "roaming" basis which can increase traffic and revenue. Typically, ICOA receives a monthly service fee based on the number of locations. As a pioneer of this model, we believe it holds great promise going forward and can provide ICOA with consistent monthly recurring income. We have installed Wi-Fi networks in over 600 Panera Bread bakery locations throughout the United States. We have also installed Wi-Fi networks at Lexington, KY, the Newport, RI harbor "hot zone", the Boston South End "hot zone" and one hotel property in New York City.

         Our retail services model encompasses both wireless and kiosk capabilities. Under our arrangements with the location owner, we design, install operate and manage the network and offers service directly to users. ICOA then provides a revenue share back to the location owner.

         Our wholly-owned subsidiary, ANS designs and manages Wi-Fi solutions for the North American airport industry. ANS developed innovative revenue sharing business models and designs solutions that enable airports to provide cost effective 802.11x wireless access to public and private customers. ANS partners with airports to design, install, manage and operate a single common-use WLAN infrastructure throughout the facility. Additionally, ANS is able to secure transaction volume and revenue as consumer adoption of Wi-Fi technology grows.

         ANS provides airports with wireless local area network ("WLAN") expertise and solutions including: financing, network design, installation, maintenance and management for both public (travelers) and private (airlines and other airport tenants) access. ANS provides 24-hour, high-speed, wireless Internet access to mobile professionals and private users in airports. ANS derives its revenues from:

     o monthly private usage fees from airlines and airport concessionaires for access to Wi-Fi services;

     o    transaction and access fee revenue from Wi-Fi end-users;

     o wholesale access fees from other telecommunications providers and Wi-Fi service aggregators such as Boingo; and

     o    professional consulting services to airports.

         Currently we have installed and manage Wi-Fi networks at 9 airports:
Spokane International Airport (GEG), the Greater Baton Rouge, Louisiana Airport
(BTR), Sacramento International Airport (SMF), Manchester Airport (MHT), Savannah/Hilton Head International Airport (SAV), Fresno-Yosemite International Airport (FYI), Killeen Municipal Airport (GRK), Charleston International Airport
(CHS) and Norfolk International Airport (ORF).

         Similarly, iDockUSA provides an ICOA owned and managed network in the unique environment of marinas; offering daily use to end users as well as the opportunity for monthly and yearly subscriptions. iDockUSA functions more as a traditional ISP, where a significant percentage of revenue comes from demographically-desirable users in locations where cable modems or DSL are unavailable.

         WebCenter, which owns and manages kiosk networks, generates revenues from pay-as-you-go Internet access by users without their own devices. As our kiosk and Wi-Fi networks now share common capital and operating infrastructure, we are seeing improving margins in this division and we will continue to invest in this ancillary revenue stream.


Our Technology and Network

         Wi-Fi Network "Hot Spots"
         Wi-Fi, 802.11x, is a wireless technology for transmitting data between computing devices and the Internet at speeds as high as 54 Mbps. The technology operates within the unlicensed 2.4 GHz band. Wi-Fi equipment has become inexpensive and is now available to the average home computer user, further widening its installed base and demand. Today, new laptop computers and PDA's are being shipped "Wi-Fi Ready."

         We are attempting to capitalize on the growing need for Wi-Fi access in public spaces by developing a network of Wi-Fi locations, called Hot Spots or Access Points. "Hot Spots" are public places where Wi-Fi access is available to end-users. "Hot Zones" are larger geographic areas, typically, outdoors and in densely populated urban centers.

         We intend to install both new "Hot Spots" at airports, marinas, restaurants, Hot Zones and retrofit existing, and future deployments of public internet access terminals with Wi-Fi technology, providing a hybrid of wired and wireless connectivity.

         Our Wi-Fi networks allow user's access to Wi-Fi aggregators and roaming partners. Aggregators drive incremental traffic to our Hot Spots, provide access control, and manage the backend infrastructure for authentication, roaming and settlement services for their subscribers. Aggregators also perform transaction accounting and auditing functions. Since we own and manage our network, we are essentially a Wireless Internet Service Provider (WISP) for those users who are seeking connectivity and have not yet subscribed to a service.

         Our Internet terminals were designed to be public access terminals that deliver multiple communications services such as local and long distance telephony; business services such as e-fax, email, and Internet access; and a new, alternative "electronic billboard" advertising and "paid content" platform.

         ICOA is technology-agnostic. We work with numerous technologies, as economies of scale, market penetration and device propagation permit or demand. For example, we keep a close eye on Wi-Max (still in its early stages of development) and cellular 3G networks. This allows us to adjust our focus and our assets over time, as advancements warrant. With Wi-Fi for example, not only do our engineers deploy a full range of 802.11 technologies; but we work closely with manufacturers on advanced solutions to meet solid business opportunities in 2006 and beyond.


Network

         Each of our managed sites is installed with high speed connectivity to the Internet through our Network Operations Center (NOC) for network management, credit card verification, customer support and system management. This network architecture provides ease of installation, high-speed connectivity, content management, security, and real time (24/7) monitoring of each location.

         Our Network Operations Center (NOC) is hosted in Qwest Communications' Cyber Center in Burbank, CA. This manned co-location facility provides real time supervision and maintenance of our network.

         While the NOC provides interconnection and oversight, our Service Operations Center (SOC) in Warwick, RI has become the central point from which troubleshooting, software distribution, updates, and performance monitoring are managed. Our SOC allows our Wi-Fi customers to manage Hot Spot locations including customized branding, billing, credit card processing, flexible retail plans, location monitoring and notification, and usage reporting. We also provide our Wi-Fi customers with portal services including a hosted web page which incorporates customer logo and message, 24/7 toll-free in-bound help desk support services and network monitoring, and monthly transactional settlement and reporting.



Our Marketing Strategy

         We have developed a multi-faceted marketing plan to facilitate the following objectives:

     o Acquire and retain strategic high-traffic locations through both our own sales efforts and the acquisition of other service providers

     o Leverage existing assets by sharing the common costs of our Network Operations Center and Service Operations Center, credit card validation, authentication, transactions and billing systems across a rapidly expanding number of locations

     o Install Internet access terminals in appropriate locations where we provide Wi-Fi access

     o    Provide  more  extensive   back-office  support  for  locations  under
          management

     o    Attract and satisfy targeted users

     o    Stimulate repeat usage and loyalty

     o    Secure advertising and e-commerce sponsorship

Acquisitions

         We have grown through acquisition and expect to continue to do so. Our immediate strategy is to acquire promising Wi-Fi services companies: 1) in market segments targeted for growth and profitability or 2) with unique infrastructure capabilities. We look for leading companies with management strength, available at attractive valuations.

         Our acquisitions over the last twelve months--QGo, ANS, iDock and AuthDirect--have helped us create a nationally competitive company delivering a full value chain of broadband wireless services.

         QGo currently drives a substantial percentage of ICOA's revenue. Pioneering a new Wi-Fi model, QGo builds and maintains the largest number of Wi-Fi hotspots offered to the consumer as an amenity. QGo's experience has strengthened our belief that in Quick Service Restaurants, Hospitality and Retail market segments, among others, the location owner will build the offering of free Internet access into the cost of doing business. Their costs will be recovered through increased customer loyalty and selling more products or services. QGo and its turnkey amenity model has been one of the principal drivers of ICOA's organic growth.

         Airport Network Solutions (ANS) is a provider of Wi-Fi services to US airports. ANS's strengths include: (1) top-tier footprint, (2) a neutral-host business model, and (3) management experienced in public-sector relations. Airports are often considered the premium Wi-Fi location in which relatively price-insensitive frequent business travelers have unproductive "dwell time". As a result, this sector is highly competitive and Airport Network Solutions has a demonstrable track record of success. We believe that airports have a very promising revenue growth curve and we plan to continue building these valuable assets.

         iDockUSA is one of the largest US providers of Wi-Fi services to marinas. Serving more than 20,000 slips with broadband Internet access in over 40 Marinas on both coasts, iDockUSA has achieved a leading position in a promising market segment with encouraging margins and high barriers to entry, not the least of which is mastery of the challenging marine RF and weather environment. Through aggressive organic growth and highly targeted acquisitions, we anticipate a strengthening of our national marina position to additional warm-water coastlines within the next 18 months. We believe that marinas provide us with long-term contracts and the opportunity for promising revenue growth in the months and years ahead.

         AuthDirect, our most recent acquisition, forms the backbone of ICOA's full value chain. Its state-of-the-art authentication, billing, management and monitoring platform, allows the ICOA solution to scale efficiently and quickly. More importantly, AuthDirect and QGo combined become our "Managed Services" offering, which we will address in more detail.

         In addition to their attractive core valuations, these acquisitions have contributed to scale and scope of operations leading to economies which we believe will continue to strengthen our margins and provide a basis for similar leveraging of future acquisitions.

         Looking forward, we believe that the broadband wireless industry is entering its first consolidation phase, for which we believe ICOA is well positioned. Over the longer term, we may also look to add capabilities in value-added services. The exciting developments in VoIP, wireless broadband applications and subscription content also appear to be promising avenues.


Specific Transactions


Acquisition Of Substantially All Of The Assets Of Go Online Networks

         In December 2001, we acquired certain assets of the Kiosk Division of Go Online Networks Corporation. In consideration for these assets, we delivered a five-year warrant, exercisable for a nominal exercise price in whole or in part at any time after one year for such number of shares of our common stock as would have been determined by dividing $100,000 by 75% of the average bid price per share of the common stock for the three trading days immediately preceding the exercise date. Concurrent with the acquisition, Go Online Networks loaned us $100,000.

         In November 2003, we renegotiated the terms of the acquisition and issued to Go Online Networks 3,000,000 shares of our common stock, a note for $20,000 payable within 180 days, and a warrant to purchase 2 million shares at $.045 exercisable for 18 months.

Acquisition Of Substantially All Of The Assets Of QGo, LLC

         In October 2003, we acquired substantially all of the assets of QGo, Inc. for a purchase price of $30,000. QGo is a provider of Wi-Fi Internet connectivity applications and services.


Acquisition Of Airport Network Solutions, Inc.

         During 2003, we entered into a letter of intent to acquire ANS. ANS develops innovative revenue sharing business models for Wi-Fi and WLAN's and in solutions that enable airports across the country to provide cost effective 802.11x wireless access to public and private customers.

         In contemplation of the acquisition, we loaned ANS $300,000 to purchase equipment for airport installations. In December, 2003, we acquired all of the issued and outstanding shares of capital stock of ANS in exchange for the issuance of a convertible promissory note in the principal amount equal to $200,000. The note accrues interest at an annual rate of five percent (5%) beginning one year from the date of the note. The note is due and payable on December 18, 2005. At any time prior to the maturity date of the note, provided ICOA has sufficient authorized shares of common stock available, the note is convertible at the option of the holder into such number of shares of common stock that is obtained by dividing the sum of the outstanding principal balance of the note by $0.01. All accrued and unpaid interest on the note is payable in cash at the time of conversion of the Note.


Acquisition Of Substantially All Of The Assets Of Seventh Wave, LLC

         In February 2004, we acquired substantially all of the assets of Seventh Wave, LLC for a purchase price of $5,000. Included in the sale was the trademarked "NetontheGo.com" web portal which offers a wide range of information content, ranging from business news and financial data to weather, travel and entertainment listings. As a result of the acquisition, we now own and operate Internet access terminals at the McCormick Place Convention Center and other Chicago area locations.


Acquisition of Substantially All of the Assets of iDockUSA

         In June 2004, we acquired the operating assets of iDockUSA from Starford Corp. In connection with the acquisition, we issued notes to the shareholders of iDockUSA in the amount of $80,000. On March 31, 2005, we reached agreement with the shareholders of iDockUSA to settle the balance of $50,000 in principle and accrued interest for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share. In addition, at the time of acquisition, we issued 2,000,000 warrants to the shareholders of iDockUSA at an exercise price of $0.05 per share.


Acquisition of AuthDirect, Inc.

         In August 2004, we acquired all of the issued and outstanding shares of capital stock of AuthDirect in exchange for (i) the issuance of 1,500,000 shares of our common stock, (ii) $170,000 in cash and notes, and (iii) warrants to purchase 1,500,000 shares of our common stock. AuthDirect provides back-office settlement services and network monitoring for Wi-Fi providers.


Employees

         We have 27 full time employees, and 4 part time employees. We believe that our relationship with employees is satisfactory. We have not suffered any labor problems during the last two years

                                   MANAGEMENT

         Our directors and officers are as follows:

Name and Address              Age              Position
---------------------         ---              ---------------------------------
George Strouthopoulos         63               Chairman of the Board of
                                               Directors
Richard Schiffmann            38               Chief Executive Officer,
                                               President and Director
Erwin Vahlsing, Jr.           49               Chief Financial Officer,
                                               Treasurer, Secretary and Director
Steven M. Harris              50               Director

         Below are biographies of our executive officers as of May 26, 2005:

         George Strouthopoulos is our Chairman of the Board of Directors. Mr. Strouthopoulos was appointed to our Board of Directors in 1991. He has served as our Chief Executive Officer and President since his appointment in 1991 until April 1, 2005. From 1990 to 1997, Mr. Strouthopoulos was President of GoFax, Inc., and our former subsidiary. Mr. Strouthopoulos had been a full time, unpaid employee of the company until September 2000, at which time he began to receive compensation.

         Richard  Schiffmann  is  President  of ICOA,  Inc and  became  CEO on
April 1,  2005.   He is  responsible  for the  strategic direction of ICOA. In
December 2001, Mr. Schiffmann founded Airport Network Solutions. From December 2002 through April 2003, Mr. Schiffmann served as Vice President of Cometa Networks, a venture of Intel, IBM and AT&T.

         As Vice President of Business Development for SoftNet (and their Aerzone subsidiary) from April 1998 through February 2001, Mr. Schiffmann gained much of his wireless and airport industry expertise. Aerzone was a pioneering wireless ISP for frequent business travelers in public 'hot-spots' through the deployment of 802.11 infrastructure. Mr. Schiffmann was instrumental in signing significant equity partners in the business. During Aerzone's progression from business plan to launch, he managed all airport relationships, strategic alliances, roaming and pricing strategies, hotel and airline relationships.

         Prior to joining SoftNet, Mr. Schiffmann was a management consultant with Dove Associates in their Consumer Broadband Group from September 1995 through April 1998 and with Coopers & Lybrand from September 1994 through August 1995.

         Mr. Schiffmann received an MBA from the Kellogg Graduate School of Management and a Bachelor of Arts from Bates College.

         Erwin Vahlsing, Jr., is our Chief Financial Officer, Treasurer and Secretary. Mr. Vahlsing was appointed to our Board of Directors in February of 1999. Mr. Vahlsing has served as our Chief Financial Officer and Treasurer since his appointment in April of 1999 and has served as our Secretary since his appointment in November of 2000. Since April 1999 Mr. Vahlsing has been a part-time consultant to the company. Since January 2000, Mr. Vahlsing has been a Senior Partner in the management consulting firm of Carter and Vahlsing, CPA. From 1998 to January 2000, Mr. Vahlsing was General Manager of Connect Teleservices, LLC, a telemarketing company. From 1996 to 1998, Mr. Vahlsing served as Senior Financial Analyst for Monarch Industries, an architectural woodworking firm. During 1995, Mr. Vahlsing owned Ocean State Financial Consulting, a financial consulting business.

         Mr. Vahlsing received an MBA from the University of Rhode Island and a Bachelor of Arts from the University of Connecticut.

         Mr. Vahlsing has announced his retirement as a Director effective at the next annual meeting of shareholders. He will remain Chief Financial Officer, Treasurer and Secretary.

         Steven M. Harris is a consultant providing legal, strategy, and corporate affairs management services. He was retained to help create Cometa Networks, a Wi-Fi start-up of Intel, ATT and IBM in 2002 to 2003. From 1998 to 2003, he has served as Senior Vice-President--Corporate Affairs and General Counsel for SoftNet Systems, Inc., a provider of high-speed internet access and related services over cable, satellite and wireless technologies. He was responsible for legal, communications, human resources and other corporate matters.

                  Prior to joining SoftNet, Mr. Harris worked at Pacific Telesis Group from 1983 to 1998, most recently as Vice-President- Broadband services, where he was responsible for external affairs and policy planning for video services and broadband networks. Previously, Mr. Harris was Executive Director-Regulatory planning and Policy with responsibility for federal and state regulatory policies relating to competition, corporate structure, interconnection, privacy and new technologies. He began with PacTel in 1983 as Executive Director- Regulatory Relations in Washington, D.C.

                  Mr. Harris was Commissioner's Assistant and Special Assistant to the General Counsel at the Federal Communications Commission and was previously in private practice.

         He is a graduate of Brandeis University and the University of Michigan Law School.

Board of Directors
         Our board currently consists of four directors. The current directors are George Strouthopoulos, Erwin Vahlsing, Jr., Richard Schiffmann, and Steven M. Harris. The Board elected Steven M. Harris and Richard Schiffmann as members of the Board, effective March 1, 2005. Mr. Vahlsing has announced his retirement as a Director effective at the next annual meeting of shareholders.

Board Committees
         ICOA does not currently have an audit committee, and the Board of Directors serves this function. Further, the Board does not have a financial expert, as defined by Regulation S-B Item 401. ICOA has not been able to attract a financial expert to serve on its Board of Directors. ICOA will be seeking a candidate to serve in this role in the near future.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following summary compensation table shows certain compensation information for services rendered in all capacities for the years ended December 31, 2004, 2003 and 2002. Other than as set forth herein, no executive officer's aggregate cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:


                                   Annual Compensation                               Long-Term Compensation
                       -------------------------------------------  ----------------------------------------------------------
                                                                    Restricted
                                                                    Stock
Name &                                              Other Annual    Awards in                       LTIP          All Other
Principal Position     Year    Salary     Bonus   Compensation (1)    US$(1)       Options/SARs    Payouts     Compensation
--------------------- ------  ---------- -------  ---------------- -------------  -------------- -----------  ----------------
George                 2004    $120,000       $0                $0           0                 0          0              0(2)
Strouthopoulos         2003    $120,000       $0                $0           0                 0          0              0(2)
Chief Executive        2002    $120,000       $0                $0           0                 0          0              0(2)
Officer, Chairman
of the Board of
Directors

Richard Schiffmann(4)  2004    $120,000       $0                $0           0                 0          0              0(2)
President and
Director               2003       $   0       $0                $0           0                 0          0              0(2)
                       2002       $   0       $0                $0           0                 0          0              0(2)

Erwin Vahlsing, Jr.    2004    $110,000       $0                $0           0                 0          0              0(2)
Chief Financial        2003    $105,000       $0                $0           0                 0          0              0(2)
Officer, Treasurer,    2002     $90,000       $0                $0           0                 0          0              0(2)
Secretary and
Director

Dennis DiBattista(4)   2004   $ 144,000       $0                $0           0                 0          0              0(2)
VP Sales               2003    $ 12,000       $0                $0           0                 0          0              0(2)
                       2002      $    0       $0                $0           0                 0          0              0(2)

William P. Lord(5)     2003    $120,000       $0                $0           0                 0          0              0(2)
President of           2002    $120,000       $0                $0           0                 0          0              0(2)
WebCenter              2001    $110,000       $0                $0           0                 0          0              0(2)
Technologies, Inc.



(1) The named executive officers did not receive any long term incentive plan payouts in 2004, 2003 or 2002.
(2) The aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus paid to the named executive officers.
(3) See "Certain Relationships and Related Transactions" relating to Mr. Vahlsing's arrangement with ICOA.
(4)      Includes consulting service reflected as salary
(5)      Mr. Lord resigned his position effective June 30, 2004

Stock Options

         On March 29, 2005, the Board made grants totaling 22,900,000 shares under the 2005 Plan, which vest over 4 years, at an exercise price of $0.05 per share, which was the closing price on the day before the grants were made. This total includes the following grants to Officers and Directors:

         Richard Schiffmann, CEO and President       5,000,000 shares
         Erwin Vahlsing, Jr., CFO and Director       2,400,000 shares
         Steven M. Harris, Director                  1,200,000 shares

         We did not grant stock options in 2004, 2003 or 2002. No executive officer held stock options during the 2004, 2003 or 2002 fiscal years.

2005 Stock Incentive Plan

         Our 2005 Stock Incentive Plan (the "2005 Plan") was adopted by our Board of Directors on March 16, 2005. Pursuant to the Plan, the Board or the Plan Committee of the Board has the authority to (i) grant stock options (both ISO and non-qualified options); (ii) restricted stock; and/or (iii) other stock-based awards. Employees, Directors and consultants of ICOA and its corporate affiliates are eligible to participate. However, grants to officers and directors of ICOA do not become effective if the Plan is not approved by shareholders during 2005. Further, the Plan will terminate if it is not approved by shareholders during 2005.

         60,000,000 shares of common stock have been reserved for the Plan.

         The 2005 Plan is more fully described in Exhibit 10.2 to our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 25, 2005.


2003 Stock Compensation Plan

         Our 2003 Stock Compensation Plan (the "2003 Plan") was adopted by our Board of Directors on October 23, 2003. Pursuant to the 2003 Plan, the Board of Directors shall have the authority to award (i) stock options, (ii) restricted stock; (iii) deferred stock; (iv) stock reload options; and/or (v) other stock-based awards. Options granted under the plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as directors and consultants of ICOA (and our affiliated corporations) who are expected to contribute to our future growth and success are eligible to participate in the plan. However, incentive stock options may only be granted to persons who are employees of ICOA or certain of our affiliates on the date of grant. As of March 29, 2004, 10,000,000 shares of common stock had been issued under the 2003 Plan, and no shares remain available for issuance under the 2003 Plan.

         The 2003 Plan is more fully described in the Form S-8 Registration Statement as filed with the Securities and Exchange Commission on October 23, 2003 and incorporated herein by reference.


2002 Stock Compensation Plan

         On April 24, 2002 the Board of Directors adopted the 2002 Stock Compensation Plan (the "2002 Plan"). Pursuant to the 2002 Plan, the Board of Directors shall have the authority to award (i) stock options, (ii) restricted stock; (iii) deferred stock; (iv) stock reload options; and/or (v) other stock-based awards. Options granted under the plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as directors and consultants of ICOA (and our affiliated corporations) who are expected to contribute to our future growth and success are eligible to participate in the plan. However, incentive stock options may only be granted to persons who are employees of ICOA or certain of our affiliates on the date of grant. As of March 29, 2004, 23,857,143 shares of common stock had been issued under the 2002 Plan, and 1,142,857 shares remain available for issuance under the Plan

         The 2002 Plan is more fully described in the Form S-8 Registration Statement as filed with the Securities and Exchange Commission on April 24, 2002 and incorporated herein by reference.


2000 Stock Option Plan

         Our 2000 Stock Option Plan (the "2000 Plan") was adopted by our Board of Directors on November 1, 2000. Options granted under the 2000 Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as outside directors and consultants of ICOA (and our affiliated corporations) who are expected to contribute to our future growth and success are eligible to participate in the plan. However, incentive stock options may only be granted to persons who are employees of ICOA or certain of our affiliates on the date of grant. As of March 29, 2004, options to purchase 4,496,208 shares of common stock had been granted under the 2000 Plan, all of which have been exercised, and options to purchase 3,003,792 shares remain available for issuance under the 2000 Plan.

         The 2000 Plan is more fully described in the Form S-8 Registration Statement as filed with the Securities and Exchange Commission on June 1, 2001 and incorporated herein by reference.

Employment Agreements

         In December 2004, ICOA entered an employment agreement with Richard Schiffmann. The agreement is an "at-will" agreement, and provides for his appointment as president of ICOA on or before March 31, 2005, an annual salary of $120,000 until March 31, 2005 at which time his annual salary increased to $144,000. In addition to regular benefits as provided to other employees in accordance with company policy, Mr. Schiffmann was granted a relocation reimbursement of up to $20,000 and reimbursement of certain expenses incurred during his tenure as a consultant to the company of $122,605. The relocation and expense reimbursements have either been repaid, or are carried on the books as part of the accounts payable.



DESCRIPTION OF PROPERTY

         Our subsidiary, WebCenter Technologies, Inc., leases, on a month to month basis, approximately 3,200 square feet in a building located at 111 Airport Road, Warwick, RI 02889. This lease may be terminated by either the landlord or WebCenter with three months prior written notice. We share these premises with WebCenter.

         ICOA leases, on an annual basis, a condominium at 3 Arbor Drive, Providence, RI 02908. This condominium is for use of traveling executives.

                                LEGAL PROCEEDINGS


Dispute With World Capital, Inc.

         On January 25, 2002, a legal proceeding was commenced by us, against World Capital, Inc., a leasing company with which ICOA had a contract to finance certain equipment purchases.

         On June 15, 2001, we signed a lease agreement with World Capital, Inc. and made payment of $178,641.49 representing the first and last two months lease payments. On July 25, 2001 World Capital, Inc. gave notice to us of its intention not to fund the equipment lease. We have filed suit in US District Court for the Eastern District of Pennsylvania seeking recovery of the payment, accrued interest, and damages caused by the failure to fund.

         In December 2002, the suit was amended to include criminal fraud charges against the principals of World Capital, Inc. Trial took place in late February, 2005 and we are awaiting verdict. While we believe we will prevail in these proceedings, there can be no guarantee regarding the outcome of this suit, or the collection of any judgment that might result. In light of these uncertainties, we have not recognized any value associated with this litigation.

         In April 2005, the Company was advised that its case against World Capital, Inc. had been decided in its favor and judgment was entered against World Capital and its principals in the amount of $218,000. The defendants have appealed the ruling, and uncertainties exist regarding collectibility. In light of these uncertainties, we have not recognized any value associated with this litigation


Dispute with SSJ

         On October 8, 2004, SSJ Enterprises, LLC and Street Search, LLC filed suit in the United States District Court, District of Rhode Island against ICOA, Inc., George Strouthopoulos and Erwin Vahlsing alleging breach of contract, breach of oral contract and fraud regarding a Services Agreement, dated October 20, 2003 for consulting services under the agreement. The plaintiffs seek specific performance and damages of $20 million, plus interest, costs and reasonable attorney's fees.

         In November 2004, we filed our response to the allegations. We believe that plaintiff's allegations are without merit and we intend to vigorously defend this lawsuit. We have accrued $590,000 with regard to this matter.

                             PRINCIPAL STOCKHOLDERS

         The following table contains information about the beneficial ownership of our common stock as of June 17, 2005, for:

         (i) each person who beneficially owns more than five percent of our common stock;

         (ii) each of our directors;

         (iii) the named executive officers; and

         (iv) all directors and executive officers as a group.



                                                                                         Common Stock
                                                                                    Beneficially Owned(1)
                                                                                ------------------------------------
                                                                                                        Percentage
         Name/Address                                     Title of Class              Amount                 (2)
         --------------------------------------------    ----------------       ---------------         ------------
         George Strouthopoulos                            common stock               9,383,033              3.55%
         111 Airport Road
         Warwick, RI 02889

         Erwin Vahlsing, Jr.                              common stock                 210,100                  *
         111 Airport Road
         Warwick, RI 02889

         Richard Schiffmann                               common stock              12,692,000              4.75%
         111 Airport Road
         Warwick, RI 02889

         Pamela Brown                                     common stock              11,422,000              4.29%
         111 Airport Road
         Warwick, RI 02889

         Steven M. Harris                                 common stock               2,500,000                  *
         111 Airport Road
         Warwick, RI 02889

         William Thomas                                   common stock              21,625,000              7.83%
         111 Airport Road
         Warwick, RI 02889

         William Lord                                     common stock              12,500,000              4.68%
         111 Airport Rd.
         Warwick, RI  02889
                                                                                ---------------         ------------
         Officers and directors as a group (4) persons                              70,332,133             21.64%
                                                                                ===============         ============

-------------------------
*        Less than one percent.
(1) Applicable percentage of ownership is based on 254,667,944 shares of common stock outstanding as of June 17, 2005 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 17, 2005, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) As of June 17, 2005, there were 254,667,944 shares of ICOA's common stock issued and outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         ICOA leases on an annual basis, a condominium at 3 Arbor Drive, Providence, RI 02908, for use by traveling executives. The lease is with the Chief Financial Officer, Erwin Vahlsing, Jr., at current market rates for similar properties in the area.


                            MARKET FOR COMMON EQUITY

         ICOA's common stock is traded on the Over-the-Counter Bulletin Board under the symbol "ICOA". The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock for the last two fiscal years:


                                                                            HIGH BID              LOW BID
                      2005                                               --------------      ----------------
                      Quarter Ended March 31, 2005                           $0.1100              $0.0470
                      Quarter Ended June 30, 2005                            $0.0650              $0.0410
                      2004
                      Quarter Ended March 31, 2004                           $0.1170              $0.0670
                      Quarter Ended June 30, 2004                            $0.0920              $0.0240
                      Quarter Ended September 30, 2004                       $0.0600              $0.0150
                      Quarter Ended December 31, 2004                        $0.0600              $0.0250
                      2003
                      Quarter Ended March 28, 2003                           $0.0021              $0.0015
                      Quarter Ended June 28, 2003                            $0.0095              $0.0012
                      Quarter Ended September 30, 2003                       $0.0390              $0.0070
                      Quarter Ended December 31, 2003                        $0.0920              $0.0280

         The above bid quotations were obtained from Pink Sheets LLC and reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The above-prices have not been adjusted for stock dividends or splits.


Holders Of Common Equity

         As of June 17, 2005 there were approximately 3,200 registered shareholders holding 254,667,944 of record of our issued common shares.


Dividends

         We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.


Recent Sales Of Unregistered Securities

         Since January 1, 2002, we sold the following securities without registering under the Securities Act of 1933:

         In 2002, ICOA issued 1,500,000 warrants in connection with consulting services. The 2002 warrants were exercisable at a price of $0.011 per share.

         In 2003, we issued 7,550,000 warrants in connection with consulting services and 2,000,000 in connection with settlements of accounts payable. These 2003 warrants were exercisable at a price of $0.011 per share.

         In November 2003, we issued a five-year warrant to Jenkens & Gilchrist Parker Chapin LLP, in connection with a settlement agreement. The November 2003 warrant was issued for 1,066,660 shares of common stock at a purchase price of $0.0001 per share. In February 2004, the warrant was exercised.

         In November 2003, we issued 2,600,000 shares of common stock to accredited investors as part of a settlement. The shares were issued at a price of $0.055 per share.

         In December 2003, we issued shares of common stock valued at $180,000 to accredited investors. The shares were issued at a price of $0.068 per share.

         In March 2004, we issued a convertible debenture to Cornell Capital Partners, an accredited investor, in the principal amount of $550,000. The debenture is convertible at any time up to maturity at a conversion price equal to the lower of: (i) $0.108 per share or (ii) 80% of the lowest volume weighted average price of ICOA's common stock for the five trading days immediately preceding the conversion date.

         In March 2004, we issued to Cornell Capital Partners, an accredited investor, 2,990,000 shares of common stock at a price of $0.09 per share and a three-year warrant to purchase 400,000 shares of common stock at $0.108 per share.

         In March 2004, we issued 10,000 shares of common stock to Newbridge Securities Corporation, an accredited investor at a price of $0.09 per share.

         In April 2004, we issued 5,633,333 shares of common stock to Laurus Master Fund in full settlement of the majority of the cash settlement due of $450,000 and the remaining balance of common stock due of $57,000 per the terms of the July 2003 settlement agreement. The average issuance price of $0.09 per share was based on the market price on date of issuance.

         In August 2004, we reached agreement with one of its lenders to convert $350,000 of principal and approximately $130,396 of accrued interest into 12,625,000 shares of common stock at an average price of $0.036 per share, the market price on the day prior to agreement.

         In January through March 2005, we issued 10% and 12% convertible notes in the aggregate face amount of $156,000 at conversion prices between $0.052 and $0.072 per share, the market price on the day prior to closing. In addition, the investors received 818,596 three year warrants at the same price per share as the conversion price of the notes.

         In January 2005, we issued an aggregate of $150,000 of 12% notes to Cornell Capital Partners. We expect that the notes will be repaid out of the proceeds of the SEDA.

         In February 2005, we issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

         In February 2005, we issued 1,065,179 shares of common stock to Jenkins & Gilchrist upon exercise of a warrant at the exercise price of $0.0001 per share.

         In February 2005, we issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges at a price of $0.035 per share, the price on the day prior to the settlement agreement.

         In February 2005, we issued 1,644,737 shares of common stock upon conversion of $75,000 of the Convertible Debenture at a price of $0.0456 per share.

         In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital Partners. In March 2005, the Company received $100,000 of the proceeds. In April 2005, the Company received the balance of $400,000.

         On March 29, 2005, the Company reached agreement with William Lord, the former president of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages and certain un-reimbursed but accrued expenses all totaling $300,000 into a convertible debenture. In addition, Mr. Lord received 5,000,000 warrants to purchase common stock of the company.

         On March 31, 2005, the Company reached an agreement with the shareholders of Starford Corp. (from whom the Company had acquired the operating assets of iDockUSA in June 2004) to settle the balance of principal and accrued interest of $50,000 for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share.

In March 2005, the Company issued 20,000,000 shares of common stock upon conversion of $200,000 of Convertible Debentures issued in connection with the acquisition of Airport Network Solutions.

         In March 2005, the Company issued 20,027,931 shares of common stock in connection with various settlements of outstanding notes, and accrued interest. The aggregate value of notes and accrued interest was $768,896.

         In March 2005, the Company issued 5,000,000 shares of common stock in connection with the settlement and conversion of $35,000 in accrued commissions.

         In March 2005, the Company issued 1,796,000 shares of common stock in connection with the settlement and conversion of $62,350 of accrued consulting fees.

         In March 2005, the Company issued 1,173,077 shares of common stock in connection with the settlement and conversion of $47,844 of accounts payable and accrued expenses.

         In March 2005, the Company issued 3,400,000 shares of common stock in connection with the settlement and conversion of $175,000 of consulting services.

         In March 2005, the Company issued 6,093,000 shares of common stock as bonuses to certain employees and consultants in recognition of their performance during 2004.

         In March 2005, the Company issued a promissory note in the principal amount of $19,500 from an unrelated accredited investor on a demand basis. The note carries interest at 15% per annum.

         On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the Secured Convertible Debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.

         On May 26, 2005, ICOA, completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc., pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005. Under the Agreement, the Company issued 40,000,000 shares of common stock to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholders Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ICOA so as to make an informed investment decision. More specifically, ICOA had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ICOA's securities.

                            DESCRIPTION OF SECURITIES


General

         ICOA's authorized capital consists of 750,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock par value $0.0001 per share. As of June 17, 2005, there were 254,667,944 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to ICOA's capital stock contained in its Articles of Incorporation and By-Laws and under the Nevada Revised Statutes. The summary is qualified in its entirety by reference to ICOA's Articles of Incorporation and By-Laws and applicable Nevada law.


Common Stock


         Dividends

         We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.


         Voting, Preemptive And Redemption Rights

         The holders of ICOA common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by ICOA's Board of Directors out of funds legally available therefore. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.


Preferred Stock

         Our Article of Incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.


Transfer Agent

         ICOA's transfer agent is Signature Stock Transfer at 2301 Ohio Drive, Suite 100, Plano, Texas 75093.


Limitation Of Liability: Indemnification

         The Articles of Organization of ICOA include an indemnification provision under which ICOA agrees to indemnify its directors and officers to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Nevada and any additional applicable federal or state laws or court decisions.

         The Bylaws of ICOA include an indemnification provision under which ICOA has the power to indemnify its directors and officers to the fullest extent possible against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against any director or officer arising from or related to acts or as a director or officer of ICOA or any of its subsidiaries. Such indemnification shall continue as to a person who ceases to be a director or officer of ICOA.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his/her conduct was unlawful.

         Advances for expenses may be made if the director or officer affirms in writing that he/she believes he/she has met the standards and that he/she will personally repay the expense if it is determined such officer or director did not meet the standards.

         We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ICOA pursuant to the foregoing, or otherwise, ICOA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


Anti-Takeover Effects Of Provisions Of Nevada State Law

         We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

         The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

         The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

         If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

         Nevada's control share law may have the effect of discouraging takeovers of the corporation.

         In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

                          CHANGES IN AND DISAGREEMENTS
              WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

         Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman") was our independent accounting firm for the fiscal years ended December 31, 2001 and 2000 and the four month ten day period ended May 10, 2002. The report of Feldman on the 2001 and 2000 consolidated financial statements of ICOA contained no adverse opinion, disclaimer of opinion or modification of the opinion except that their report on the 2001 financial statements contains an explanatory paragraph that states that "the accompanying consolidated financial statements have been prepared assuming that ICOA will continue as a going concern." ICOA incurred losses of $2,563,054 and $1,340,655 for the years ended December 31, 2001 and 2000, respectively. Additionally, ICOA had a working capital deficiency of $2,233,574 at December 31, 2001. These conditions raised substantial doubt about ICOA's ability to continue as a going concern.

         Feldman was merged into Grassi & Co., CPA's, P.C., ("Grassi") and the principal accountants who had been responsible for our audit during the years ended December 31, 2001 and 2000 left and started their own firm called Sherb & Co., LLP ("Sherb"). As a result, on May 11, 2002, ICOA dismissed Grassi and selected Sherb to serve as independent public accountants for the fiscal year 2002.

         During the fiscal years ended December 31, 2001 and 2000 and through May 10, 2002, ICOA has not consulted with Sherb regarding the application of accounting principles to a specific or contemplated transaction.

         Neither ICOA nor anyone on its behalf consulted with Sherb regarding the type of audit opinion that might be rendered on ICOA's financial statements or any matter that was the subject of a disagreement or event as defined at Item 304(a)(2) of Regulation S-B.

         The decision to change accountants was recommended and approved by the board of directors of ICOA. During the period from January 1, 1999 to May 10, 2002, there were no disagreements with Feldman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Feldman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on ICOA's financial statements as described on Item 304(a)(1)(iv)(A). In addition, there were no such events as described under Item 304(a)(1)(iv)(B) of Regulation S-B during such periods.

         On September 23, 2002, we provided Grassi, with a copy of the disclosures made in response to Item 304(a) of Regulation S-B, and requested that Grassi provide its response letter, addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-B, stating whether it agrees with the statements made by ICOA and, if not, stating the respects in which it does not agree. A copy of Grassi's letter was attached as an exhibit to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 22, 2003.

                                     EXPERTS

         The consolidated financial statements as of and for the years ended December 31, 2004 and 2003 included in the Prospectus have been audited by Sherb & Co., LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding ICOA's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Burton Bartlett & Glogovac of Reno, Nevada, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                   ICOA, INC.
                          INDEX TO FINANCIAL STATEMENTS


March 31, 2005
---------------
Consolidated Balance Sheet at March 31, 2005 (unaudited)                    F-1

Consolidated Statements of Operations for the three months
ended March 31, 2005 and 2004 (unaudited)                                   F-2

Consolidated Statements of Cash Flows for the three months
ended March 31, 2005 and 2004 (unaudited)                                   F-3

Notes to the Unaudited Consolidated Financial Statements                    F-4

December 31, 2004
-----------------

Report of Independent Registered Public Accounting Firm                     F-8

Consolidated Balance Sheet at December 31, 2004 and
December 31, 2003 (audited)                                                 F-9

Consolidated Statements of Operations for the years ended
December 31, 2004 and 2003 (audited)                                        F-10

Consolidated Statements of Stockholders' Deficit for the years
 ended December 31, 2004 and 2003 (audited)                                 F-11

Consolidated Statements of Cash Flows for the years ended
 December 31, 2004 and 2003 (audited)                                       F-12

Notes to the Audited Consolidated Financial Statements                      F-13

                           ICOA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (Unaudited)


                                     ASSETS

CURRENT ASSETS:
     Cash                                                       $         7,937
     Accounts receivable (net of allowance of $5,000)                   353,647
     Inventory                                                           24,065
     Prepaid expenses                                                    22,302
                                                                ----------------

        TOTAL CURRENT ASSETS                                            407,951

EQUIPMENT, net                                                          527,445

OTHER ASSETS:
     Long term receivables                                              126,483
     Other                                                              100,000
     Intangibles                                                        219,686
     Deferred finance costs                                             442,611
     Deposits                                                            26,705
                                                                ----------------

        TOTAL OTHER ASSETS                                              915,485
                                                                ----------------

                                                                $     1,850,881
                                                                ================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                      $     2,961,423
     Convertible debentures due in one year                             500,021
     Notes payable                                                    1,972,484
     Notes payable - officers                                            57,377
     Due to equipment vendor                                            375,000
     Preferred stock to be issued                                       300,000
                                                                ----------------

        TOTAL CURRENT LIABILITIES                                     6,166,305
                                                                ----------------


CONVERTIBLE DEBENTURES                                                  725,000
                                                                ----------------


STOCKHOLDERS' DEFICIT:
     Common stock, $.0001 par value; authorized
      shares - 750,000,000 shares; 214,667,941
      shares issued and outstanding                                      21,467
     Deferred equity finance costs                                     (135,000)
     Additional paid-in capital                                      11,107,643
     Accumulated deficit                                            (16,034,534)
                                                                ----------------

        TOTAL STOCKHOLDERS' DEFICIT                                  (5,040,424)
                                                                ----------------

                                                                $     1,850,881
                                                                ================






                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                         Three Months Ended March 31,
                                               -----------------------------------------------
                                                      2005                     2004
                                               -----------------------    --------------------

REVENUES:
     Transaction service fees                  $              147,975     $            47,768
     Licensing fees                                                 -                  15,000
     Equipment sales and installation                         271,592                  58,012
     Managed services                                          70,348                  19,260
                                               -----------------------    --------------------

         TOTAL REVENUE                                        489,915                 140,040
                                               -----------------------    --------------------


COST OF SERVICES:
     Telecommunication costs                                   73,298                  43,303
     Equipment and installation                               142,169                  49,017
     Managed services                                         110,842                  13,250
     Depreciation and amortization                             62,542                  81,012
                                               -----------------------    --------------------

         TOTAL COST OF SERVICES                               388,851                 186,582
                                               -----------------------    --------------------


GROSS MARGIN                                                  101,064                 (46,542)

OPERATING EXPENSES:
     Selling, general and administrative                    1,243,405                 407,761
     Depreciation                                               2,202                   3,240
                                               -----------------------    --------------------

         TOTAL OPERATING EXPENSES                           1,245,607                 411,001
                                               -----------------------    --------------------


OPERATING LOSS                                             (1,144,543)               (457,543)

INTEREST EXPENSE                                             (751,539)                (63,685)
                                               -----------------------    --------------------

NET LOSS                                       $           (1,896,082)    $          (521,228)
                                               =======================    ====================


BASIC AND DILUTED - LOSS PER SHARE             $                (0.01)    $             (0.00)
                                               =======================    ====================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
         Basic and Diluted                                173,627,052             121,565,445
                                               =======================    ====================


                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                        Three Months Ended March 31,
                                                                     --------------------------------
                                                                          2005             2004
                                                                     ---------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $   (1,896,082)   $    (521,228)
                                                                     ---------------   --------------
    Adjustments to reconcile net loss to net cash
     used in operating activities:
          Depreciation                                                        2,202            3,240
          Depreciation of equipment                                          40,917           81,012
          Amortization of intangibles                                        18,315                -
          Amortization of deferred financing cost                            89,139                -
          Stock issued for compensation                                     483,681                -
          Beneficial conversion                                             342,340                -
    Changes in assets and liabilities:
       Accounts receivable                                                 (188,828)          18,423
       Inventory                                                             64,190           (9,517)
       Deposits                                                             (10,000)               -
       Prepaid expenses                                                      28,267          (16,374)
       Other assets                                                         (21,815)          (5,000)
       Accounts payable and accrued expenses                                555,545           79,984
                                                                     ---------------   --------------
    Net cash used in operating activities                                  (492,129)        (369,460)
                                                                     ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment                                                      -          (44,615)
    Other                                                                   (75,000)          (8,300)
                                                                     ---------------   --------------
NET CASH USED IN INVESTING ACTIVITIES                                       (75,000)         (52,915)
                                                                     ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments for registration and filings                                         -          (81,341)
    Proceeds of private placement memorandum                                      -          294,000
    Payments of or proceeds from notes payable - officers                         -            5,000
    Proceeds from convertible debentures                                    258,190          350,000
    Deferred finance costs                                                  (16,250)               -
    Proceeds from notes payable                                             309,500           (3,500)
                                                                     ---------------   --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                   551,440          564,159
                                                                     ---------------   --------------

INCREASE (DECREASE) IN CASH                                                 (15,689)         141,784

CASH - BEGINNING OF PERIOD                                                   23,626            6,845
                                                                     ---------------   --------------

CASH - END OF PERIOD                                                 $        7,937    $     148,629
                                                                     ===============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
       Cash paid for interest                                                14,157                -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
       Conversion of debentures and interest into stock              $      275,000    $           -
                                                                     ---------------   --------------
       Conversion of notes and interest into stock                   $    1,107,837    $           -
                                                                     ---------------   --------------
       Common stock issued in connection with settlements            $      507,000    $           -
                                                                     ---------------   --------------
       Unamortized beneficial conversion                             $       50,158    $           -
                                                                     ---------------   --------------


                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--Basis of Interim Financial Statement Presentation

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. ICOA, Inc. and Subsidiaries (the "Company"), believe that the quarterly information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles. The accompanying consolidated financial statements should be read in conjunction with the Company's Form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 2004.


Note 2--Standby Equity Distribution Agreement and Convertible Debentures

         In March 2004, the Company entered into a Standby Equity Distribution Agreement "SEDA" in the amount of $5,000,000 with Cornell Capital Partners, LP ("Cornell Capital"). This equity facility may be used in whole or in part at the Company's sole discretion, upon the effective date of a registration statement filed with the Securities and Exchange Commission. Under this agreement, and subject to certain conditions, the Company will have access to up to $5,000,000 over a two-year period. From time to time at its sole discretion, the Company may present Cornell Capital with a draw down notice, which would require Cornell Capital to purchase shares of the Company's common stock at a 2% discount to the lowest daily volume weighted average price ("VWAP") of the Company's common stock traded on each of the five days following the date of the draw down notice. A maximum of $250,000 may be drawn down in any five business-day period. The Company may only request an advance every 7 trading days. Cornell Capital is entitled to retain 5% of each draw as a commitment fee.

         On March 17, 2004, we issued a secured convertible debenture in the principal amount of $550,000 to Cornell Capital. This secured convertible debenture was secured by all of our assets owned as of the date of the issuance of the debenture or thereafter acquired or obtained. As of April 5, 2005, the principal balance of the secured convertible debenture was $425,000 and accrued interest equaled $24,805. On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the secured convertible debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.


Note 3 --Notes Payable

         From January 2005 through March 2005, the Company issued 10% and 12% Convertible Notes ("Notes") in the aggregate principal amount of $212,000 at conversion prices between $0.052 and $0.072 per share, the market price on the day prior to closing. In addition, the note holders received 919,926 three-year warrants at the same price per share as the conversion price of the Notes.

         In January 2005, the Company issued an aggregate of $150,000 of 12% notes to Cornell Capital.

         In February 2005, the Company issued 1,644,737 shares of common stock upon conversion of $75,000 of the Secured Convertible Debenture to Cornell Capital.

         In February 2005, the Company issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from a previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

         In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital. In March 2005, the Company received $100,000 of the proceeds. In April 2005, the Company received the balance of $400,000.

         In March 2005, the Company issued 20,000,000 shares of common stock upon conversion of $200,000 of Convertible Notes issued in connection with the acquisition of Airport Network Solutions.

         In March 2005, the Company issued 13,625,000 shares of common stock in connection with the settlement and conversion of $503,020 in principal and accrued interest.

         In March 2005, the Company issued a promissory note in the principal amount of $19,500 from an unrelated accredited investor on a demand basis. The note carries interest at 15% per annum.

         In September 2003, the Company reached agreement with SchlumbergerSema settling its outstanding equipment loan. This settlement reduced the outstanding balance of principal and interest to $475,000 payable over a 90 day period beginning in October 2003. The agreement requires no additional interest, and represents a savings of $917,548 in principal and accrued interest. In November 2003, the Company made a payment of $100,000 against the $475,000 owed to SchlumbergerSema; however, since November, 2003, the Company has made no further payments to SchlumbergerSema and is presently in default.


Note 4 - Private Placement

         On March 29, 2005, the Company issued 6,402,931 shares to various investors in a March 2004 private placement in settlement of their investment and accrued interest totaling $268,400. The shares were issued at an average price of $0.0419 per share.


Note 5 - Subsequent Events

         On April 6, 2005, the Company mutually agreed to terminate a Securities Purchase Agreement dated March 19, 2004, by and between the Company and Cornell Capital Partners, an Investor in a Registration Rights Agreement dated March 19, 2004, by and between the Company and Cornell Capital Partners, Irrevocable Transfer Agent Instructions, dated March 19, 2004, by and among the Company, Cornell Capital Partners and the Company's transfer agent, and two (2) convertible debentures, dated March 10, 2004 and March 19, 2004, in the principal amounts of $225,000 and $200,000, respectively. The Company and Cornell Capital Partners agreed that a Security Agreement dated March 19, 2004, by and between the Company and Cornell Capital Partners executed in connection with the transaction documents will remain in full force and effect and shall act as security relevant to the Secured Promissory Note to be entered into by and between the Company and Cornell Capital Partners.

         On April 6, 2005, the Company and Cornell Capital Partners entered into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the Convertible Debentures. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The
         Note is secured by all of the assets of the Company pursuant to the Security Agreement.

         In April 2005, the Company was advised that its case against World Capital, Inc. had been decided in the Company's favor and judgment was entered against World Capital and its principals in the amount of $218,000. The defendants have appealed the ruling, and in light of this, and the uncertainties that exist regarding collectibility, the Company has made no adjustment to its books to reflect these events.

         On April 8, 2005, the Company reached agreement with Thomas Cannon, the former vice president of technology of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages totaling $258,824 into 5,752,000 shares of common stock. In addition, Mr. Cannon received 1,000,000 warrants to purchase common stock of the company. From April through May 20, 2005, the Company issued 10% Convertible Notes in the aggregate face amount of $85,000 at conversion prices between $0.044 and $0.058 per share, the market price on the day prior to closing. In addition, the note holders received 355,051 three year warrants at the same price per share as the conversion price of the Convertible Notes.

         On May 26, 2005, ICOA, Inc. (the "Company") completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc. ("Wise"), pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005 (the "Agreement"). Under the Agreement, the Company issued 40,000,000 shares of common stock to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.


Note 6 - Settlements

         In February 2005, the Company issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

         In March 2005, the Company issued 7,969,077 shares of common stock in connection with the settlement of various accounts payable and accrued expenses in the amount of $145,194.

         In March 2005, the Company issued 3,400,000 shares of common stock in connection with various consulting work for which the Company issued shares in lieu of compensation.

         On March 29, 2005, the Company reached agreement with William Lord, the former president of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages and certain un-reimbursed but accrued expenses all totaling $300,000 into a convertible debenture. In addition, Mr. Lord received 5,000,000 warrants to purchase common stock of the Company.

Note 7 - Litigation

         On January 25, 2002, a legal proceeding was commenced by the Company, against World Capital, Inc., a leasing company with which ICOA had a contract to finance certain equipment purchases.

         On June 15, 2001, the Company signed a lease agreement with World Capital, Inc. and made payment of $178,641.49 representing the first and last two months lease payments. On July 25, 2001 World Capital, Inc. gave notice to the Company of its intention not to fund the equipment lease. The Company filed suit in US District Court for the Eastern District of Pennsylvania seeking recovery of the payment, accrued interest, and damages caused by the failure to fund.

         In December 2002, the suit was amended to include criminal fraud charges against the principals of World Capital, Inc. Trial took place in late February, 2005.

         In April 2005, the Company was advised that its case against World Capital, Inc. had been decided in the Company's favor and judgment was entered against World Capital and its principals in the amount of $218,000. The defendants have appealed the ruling, and in light of this, and the uncertainties that exist regarding collectibility, the Company has made no adjustment to its books to reflect these events

         On October 8, 2004, SSJ Enterprises, LLC and Street Search, LLC filed suit in the United States District Court, District of Rhode Island against ICOA, Inc., George Strouthopoulos and Erwin Vahlsing alleging breach of contract, breach of oral contract and fraud regarding a Services Agreement, dated October 20, 2003 for consulting services under the agreement. The plaintiffs seek specific performance and damages of $20 million, plus interest, costs and reasonable attorney's fees.

         In November 2004, the Company filed its response to the allegations. The Company believes that plaintiff's allegations are without merit and the Company intends to vigorously defend this lawsuit. The Company has accrued $590,000 with regard to this matter.


Note 8 - Acquisitions

         In June 2004, the Company acquired the operating assets for $120,000 of cash and $80,000 of notes, of the iDockUSA operation of Starford Corporation, a privately held corporation that designs, installs, and manages Wi-Fi solutions for the marina industry.

         In August 2004, the Company acquired all of the issued and outstanding shares of capital stock of AuthDirect, Inc., a California corporation pursuant to (i) the issuance of 1,500,000 shares of common stock of the Company, (ii) $170,000 in cash, and (iii) warrants to purchase 1,500,000 shares of common stock. AuthDirect provides back-office settlement services and network monitoring for Wi-Fi providers. The Company has issued the 1,500,000 shares of common stock and the warrants to purchase 1,5000,000 shares of common stock, and paid $80,000 in cash, required in this transaction. The warrants have a term of three years from the date of issuance. Pursuant to the terms of the warrants, the warrant holder may purchase that certain number of designated shares of common stock at a purchase price of $0.05 per share. In the event the Company at any time issues shares of common stock, prior to the complete exercise of the warrants, for consideration less than the exercise price set forth in the warrants, the Company shall reduce the exercise price of the warrants pursuant to the formula described in the warrants. The warrants are only transferable by the holder with the prior written consent of the Company. On December 22, 2004, the Company and one of the holders of warrants to purchase 645,000 shares of common stock, agreed that in the event the Company does not have sufficient shares of common stock to issue all of the shares issuable under his warrants at such time as this holder elects to exercise his warrants, then the Company will make a cash payment to the holder in an amount equal to the number of shares that cannot be issued multiplied by $0.031. Such total amount to be paid to the holder cannot exceed $20,000 in the aggregate. The Company has reserved a sufficient amount of shares of common stock to issue to the holders of the remaining warrants upon their exercise. In addition, the Company and the selling stockholders of AuthDirect have agreed to defer the payment of the balance of $90,000 owed until no later than April 30, 2005. This acquisition cannot be unwound by any of the parties to this transaction.

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:


              Assets                                              iDockUSA              AuthDirect
                                                                  --------              ----------
                     Current assets                               $      0              $   7,070
                     Property and equipment                        200,000                200,000
                     Customer lists and contracts                        0                 88,130

              Liabilities
                     Current liabilities                                 0                 80,000
                                                                  --------              ----------

              Net purchase price                                  $200,000              $ 215,200
                                                                  =========             ==========


         The following Unaudited pro forma consolidated results of operations have been prepared as if the acquisition of iDockUSA, and AuthDirect had occurred as of the following period:


                                                     For the three months ended     For the three months ended
                                                           March 31, 2004                 March 31, 2005

            Net revenues                            $             196,334          $           489,915
            Net  profit  (loss)  from   continuing  $            (504,804)         $        (1,896,082)
            operations
            Net  profit   (loss)  per  share  from  $               (0.00)         $             (0.01)
            continuing operations



Note 9 - Warrants

In connection with the settlement agreement with William Lord, the Company issued ten year warrants to purchase up to 5,000,000 shares of common stock of the Company as follows:
        o 4,000,000 warrants at an exercise price of $0.01 per share
        o 500,000 warrants at an exercise price of $0.05 per share; and
        o 500,000 warrants at an exercise price of $0.10 per share

In connection with various convertible debentures issued in the period from January 2005 to march 2005, the Company issued 919,926 three year warrants at prices from $0049 to $0.072 per share.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
ICOA, Inc. and Subsidiaries
Warwick, Rhode Island

We have audited the accompanying consolidated balance sheet of ICOA, Inc. and Subsidiaries as of December 31, 2004 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ICOA, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $3,922,130 and $774,663 for the years ended December 31, 2004 and 2003, respectively. Additionally, the Company had a working capital deficiency of $6,337,729 at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 2 to the financial statements. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

The financial statements for the year ended December 31, 2003 have been restated (see Note 15).


                                                /s/ Sherb & Co., LLP
                                                Certified Public Accountants


New York, New York
March 23, 2005

                           ICOA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2004



                                     ASSETS

CURRENT ASSETS:
     Cash                                                    $           23,676
     Accounts receivable (net of allowance of $5,000)                   164,819
     Inventory                                                           88,255
                                                             -------------------

        TOTAL CURRENT ASSETS                                            276,750

EQUIPMENT, net                                                          570,564

OTHER ASSETS:
     Long term receivables                                              126,483
     Other                                                               25,000
     Intangibles                                                        238,001
     Deferred finance costs                                             448,487
     Deposits                                                            16,705
                                                             -------------------

        TOTAL OTHER ASSETS                                              854,676
                                                             -------------------


                                                             $        1,701,990
                                                             ===================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                   $        2,929,587
     Convertible debentures due in one year                             441,831
     Notes payable                                                    2,085,834
     Notes payable - officers                                            57,377
     Due to equipment vendor                                            375,000
     Common stock to be issued                                          387,350
     Preferred stock to be issued                                       337,500
                                                             -------------------

        TOTAL CURRENT LIABILITIES                                     6,614,479
                                                             -------------------


CONVERTIBLE DEBENTURES                                                  500,000

STOCKHOLDERS' DEFICIT:
     Common stock, $.0001 par value; authorized
        shares - 150,000,000 shares; 149,035,281
        shares issued and outstanding                                    14,903
     Deferred equity finance costs                                     (168,750)
     Additional paid-in capital                                       8,879,829
     Accumulated deficit                                            (14,138,471)
                                                             -------------------

        TOTAL STOCKHOLDERS' DEFICIT                                  (5,412,489)
                                                             -------------------


                                                             $        1,701,990
                                                             ===================






                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                   Years Ended December 31,
                                           -------------------------------------
                                               2004                   2003
                                           ----------------    -----------------

REVENUES:
     Transaction service fees              $       354,324     $        140,140
     Licensing fees                                 15,000              120,000
     Equipment sales and installation              649,731               52,286
     Managed services                              151,664               12,363
                                           ----------------    -----------------

         TOTAL REVENUE                           1,170,719              324,789
                                           ----------------    -----------------


COST OF SERVICES:
     Telecommunication costs                       244,565              167,990
     Equipment and installation                    446,300               41,940
     Managed services                              103,069               10,503
     Depreciation and amortization                 407,452              259,811
                                           ----------------    -----------------

         TOTAL COST OF SERVICES                  1,201,386              480,244
                                           ----------------    -----------------


GROSS MARGIN                                       (30,667)            (155,455)

OPERATING EXPENSES:
     Selling, general and administrative         2,903,404            1,657,769
     Depreciation                                   10,053               10,604
     Gain on extinguishment of debt               (304,968)          (1,576,746)
                                           ----------------    -----------------

         TOTAL OPERATING EXPENSES                2,608,489               91,627
                                           ----------------    -----------------


OPERATING LOSS                                  (2,639,156)            (247,082)

INTEREST EXPENSE                                  (920,383)            (527,581)
WRITE DOWN ON IMPAIRMENT OF ASSETS                (352,591)                   -
OTHER                                              (10,000)                   -
                                           ----------------    -----------------

NET LOSS                                   $    (3,922,130)    $       (774,663)
                                           ================    =================

BASIC AND DILUTED - LOSS PER SHARE         $         (0.03)    $          (0.01)
                                           ================    =================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
         Basic and Diluted                     136,439,380          105,315,445
                                           ================    =================




                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT




                                        Common Stock          Additional
                                     ($.0001 par value)         Paid-In       Deferred                         Total
                                  -------------------------     Capital     Equity Finance   Accumulated   Stockholders'
                                     Shares        Amount     (Restated)        Costs         Deficit         Deficit
                                  ------------   ----------  ------------  --------------   ------------   -------------
Balance, December 31, 2002         95,965,444    $   9,597   $ 6,167,221   $           -    $(9,441,678)   $ (3,264,860)

  Issuance of stock for:
       Conversion of debentures     3,464,509          346         3,460               -              -           3,806
       Interest                       535,492           54           535               -              -             589
       Warrant exercise             5,000,000          500         4,500               -              -           5,000
       Compensation                10,000,000        1,000       609,000               -              -         610,000
  Beneficial conversion                     -            -       200,000               -              -         200,000
  Issuance of stock for settleme    5,600,000          560       322,440               -              -         323,000
  Issuance of warrants                      -            -       101,215               -              -         101,215
  Net loss                                  -            -             -               -       (774,663)       (774,663)
                                  ------------   ----------  ------------  --------------   ------------   -------------

Balance, December 31, 2003        120,565,445       12,057     7,408,371               -    (10,216,341)     (2,795,913)

  Issuance of stock for:
       Conversion of debentures     4,166,666          416        49,584               -                         50,000
       Conversion of loans         14,169,837        1,417       310,667               -              -         312,084
       Compensation                 3,000,000          300       269,700        (270,000)             -               -
       Acquistions                  1,500,000          150        53,850               -              -          54,000
  Beneficial conversion                     -            -       178,859               -              -         178,859
  Issuance of stock for settleme    5,633,333          563       506,437               -              -         507,000
  Issuance of warrants                      -            -       102,361               -              -         102,361
  Amortization                              -            -             -         101,250              -         101,250
  Net loss                                  -            -             -               -     (3,922,130)     (3,922,130)
                                  ------------   ----------  ------------  --------------   ------------   -------------

Balance, December 31, 2004        149,035,281  $    14,903  $  8,879,829  $     (168,750) $ (14,138,471) $   (5,412,489)
                                  ------------   ----------  ------------  --------------   ------------   -------------





                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                For the Years Ended December 31,
                                                --------------------------------
                                                      2004             2003
                                                ---------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                    $   (3,922,130)   $    (774,663)
                                                ---------------   --------------
    Adjustments to reconcile net loss to
       net cash used in operating activities:
          Depreciation                                  10,053           10,604
          Depreciation of equipment                    357,881          259,811
          Write down - impairment of assets            352,591
          Amortization of intangibles                   49,571
          Gain on extinguishment of debt              (304,968)      (1,576,746)
          Amortization of deferred financing cost      242,763           49,972
          Stock issued for services                          -          610,000
          Stock to be issued for services               61,350                -
          Beneficial conversion                        216,761          164,200
    Changes in assets and liabilities:
       Accounts receivable                             (84,495)         (55,909)
       Inventory                                       (88,255)               -
       Deposits                                        (16,000)               -
       Other assets                                          -            3,747
       Accounts payable and accrued expenses         1,527,103          470,390
                                                ---------------   --------------
    Net cash used in operating activities           (1,597,775)        (838,594)
                                                ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment                          (616,728)         (48,773)
    Increase in intangibles                            (88,130)               -
    Cash acquired in acquisition                             -           16,945
    Other                                               (3,000)         (27,301)
                                                ---------------   --------------
NET CASH USED IN INVESTING ACTIVITIES                 (707,858)         (59,129)
                                                ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from exercise of warrants                       -            5,000
    Payments to equipment vendor                             -         (100,000)
    Payments of notes payable                          (96,093)
    Proceeds of private placement memorandum           244,000                -
    Payments of or proceeds from notes
     payable - officers                                (61,197)          56,423
    Proceeds from convertible debentures             1,128,179                -
    Proceeds from notes payable                      1,107,575          938,354
                                                ---------------   --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES            2,322,464          899,777
                                                ---------------   --------------

INCREASE (DECREASE) IN CASH                             16,831            2,054

CASH - BEGINNING OF PERIOD                               6,845            4,791
                                                ---------------   --------------

CASH - END OF PERIOD                            $       23,676    $       6,845
                                                ===============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
       State income taxes paid                           2,529                -
       Cash paid for interest                           36,378           21,759

NON-CASH INVESTING AND FINANCING ACTIVITIES:
       Conversion of debentures and interest
        into stock                              $       50,000    $       4,395
                                                ---------------   --------------
       Conversion of notes under standby
        equity distribution agreement           $      312,084    $           -
                                                ---------------   --------------
       Common stock to be issued for notes      $       35,500    $     225,000
                                                ---------------   --------------
       Common stock to be issued for services   $      107,850    $           -
                                                ---------------   --------------
       Common stock issued in connection with
        settlements                             $      507,000    $           -
                                                ---------------   --------------
       Preferred stock to be issued for notes   $            -    $     337,500
                                                ---------------   --------------
       Unamortized beneficial conversion        $      136,348    $      35,800
                                                ---------------   --------------


ACQUISITION DETAILS:
       Fair value of assets acquired            $      495,200    $     350,000
                                                ---------------   --------------
       Liabilities assumed                      $       80,000    $     150,000
                                                ---------------   --------------
       Common stock issued for acquisition      $       54,000    $     200,000
                                                ---------------   --------------







                 See notes to consolidated financial statements

                           ICOA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


1.  THE COMPANY

ICOA, Inc. ("ICOA" or the "Company"), formerly known as Quintonix, Inc., was organized in Nevada in September 1983 to develop and sell credit card-operated fax machines. The Company discontinued such operations in 1993 and remained inactive through 1998.

In March 1999, the Company organized WebCenter Technologies, Inc. ("WTI"), a wholly owned subsidiary, incorporated in Nevada, for the purpose of developing the "WebCenter3000(TM) Pay Station Terminal", a multi-functional public access terminal thereby facilitating electronic commerce transactions through the Internet.

In October 2003, the Company acquired the operating assets of QGo, LLC, a provider of Wi-Fi equipment and management services to hot spot operators. The assets were assigned to the WebCenter Technologies, Inc. subsidiary.

In December 2003, the Company acquired the outstanding shares of Airport Network Solutions, Inc., a privately held corporation, incorporated in Delaware, that designs and manages Wi-Fi solutions for the airport industry. It is operated as a wholly-owned subsidiary.

In June 2004, the Company acquired the operating assets of iDockUSA a provider of Wi-Fi services in marinas. The assets were assigned to the WebCenter Technologies, Inc. subsidiary.

In August 2004, the Company acquired the outstanding shares of AuthDirect, Inc., a privately held corporation, incorporated in California, which provides back office, network operating center and customer care center services for the Company's operating divisions and subsidiaries as well as for a wide variety of unaffiliated wireless service providers across the country.


2.  GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred losses of $3,922,130 and $774,663 for the year's ended December 31, 2004 and 2003, respectively. Additionally, the Company had a working capital deficiency of $6,337,729 at December 31, 2004. These conditions raise substantial doubts about the Company's ability to continue as a going concern.

Management is actively pursuing new debt and/or equity financing and continually evaluating the Company's profitability; however, any results of these plans and actions cannot be predicted. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has satisfied its cash requirements to date primarily through private placements of common stock, warrants, debentures convertible into shares of common stock and the issuance of common stock in lieu of payment for services. Also, officers have at times loaned the Company funds to provide working capital.

The Company anticipates that its use of cash will remain substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the planned deployment of additional terminals and installation of new Wi-Fi hot spots in the coming year. To meet these needs, the Company, in March 2004, secured a convertible debenture in the face amount of $550,000 and a $5.0 million Standby Equity Distribution Agreement (SEDA) from Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, as it has registered shares available, but otherwise at its discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $250,000 every 7 trading days. Cornell Capital Partners will pay the Company 98% of the lowest closing bid price of the common stock during the 5 consecutive trading days immediately following the notice date. We have paid Cornell Capital Partners a one-time commitment fee of 2,990,000 shares of common stock. In addition, Cornell Capital Partners will be entitled to retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.

The Company needs to raise a minimum of $3,500,000 through public or private debt or sale of equity to continue expanding communications services, voice, facsimile, data and electronic publishing network and the service operation center, and to develop and implement additional contracts at airports, hotels and retail locations in order to continue placing terminals in high traffic locations. Such financing may not be available when needed. Even if such financing is available, for example, through the SEDA, it may be on terms that are materially adverse to our interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If the Company is unable to obtain financing on reasonable terms, the Company could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on the Company's business, operating results, or financial condition.


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents - The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Impairment of long-lived assets - The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends.

Based on this evaluation, the Company recorded an impairment expense in December 2004 of $352,591.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable and concentration of credit risk - Concentration of credit risk with respect to trade receivables is limited to customers dispersed across the United States of America. While trade receivables are concentrated in the quick service restaurant segment of the economy, the Company has begun to diversity its sales and has developed additional markets such as marinas for its services; accordingly the Company has reduced its exposure to business and economic risk. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the various customers.

Allowance for doubtful accounts - The Allowance for doubtful accounts is based on the Company's assessment of the collectibility of customer accounts and the aging of the accounts receivable. The Company regularly reviews the adequacy of the Company's allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not have been received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer's overall business condition. The allowance for doubtful accounts reflects the Company's best estimate as of the reporting dates.

At December 31, 2004, the Company deemed all accounts to be collectible. However, the Company has created an allowance for bad debts in the amount of five thousand ($5,000) dollars.

Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Fair Value of Financial Instruments - The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities. Deferred Financing Costs - The Company amortizes deferred financing costs over the life of the notes which range from one to three years.

Impact of New Accounting Standards Recent Accounting Pronouncements

SFAS No. 123 (Revised 2004), Share-Based Payment, issued in December 2004, is a revision of FASB Statement 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (Revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and the Company will adopt the standard in the first quarter of fiscal 2006. The Company has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets, An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. The Company is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

In January 2003, FASB issued Interpretation No.46, Consolidation of Variable Interest Entities (FIN No.46). This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements., provides guidance for identifying a controlling interest in a variable interest entity established by means other than voting interests. FIN No. 46 also requires consolidation of a variable interest entity by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No.46 and issued Interpretation Number 46R, Consolidation of Variable Interest Entities an Interpretation of ARB No.51 (FIN No.46R). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No.46R is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business users) for all other types of entities is required in financial statements for periods ending after March 15, 2004. The adoption of FIN No. 46R did not have a material impact on our consolidated financial position, results of operations or cash flows.

Management does not believe that any recently issued but not yet effective accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Inventory - Inventory consists of equipment held for resale or staged for future installation. Inventory is valued at the lower of cost or market based on specific identification. Obsolete inventory is written off and disposed of on a periodic basis.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided by the straight - line method over the estimated useful lives of the related assets, which is estimated to be from three to seven years.

Intangibles - Intangibles represent the net value of the customer lists and contracts acquired in the acquisitions of both Airport Network Solutions, Inc. and AuthDirect, Inc. The Company has adopted the provisions of SFAS No 142, "Goodwill and Other Intangible Assets" ("SFAS 142") for the determination of fair value of the intangibles carrying value.

Loss per Common Share - Net loss per common share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

Stock Based Compensation - Financial Accounting Statement No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Revenue Recognition - Revenue generated for Internet access via Wi-Fi or Internet terminals (transaction service fees) is recognized at the time the service is used. Costs associated with providing the services are expensed as incurred.

Revenue generated from the sale and configuration of Wi-Fi equipment is recognized at time of shipment FOB to the customer. Costs associated with the equipment sold are expensed at the time of shipment. Configuration and setup labor is expensed as incurred.

Revenue generated from managed services (both help desk and network management) is recognized at the time of billing. Services are billed at the beginning of each month's activity.

Revenue from technology licensing is recognized on receipt. These licenses do not carry any long term obligations on the part of the Company

4. NOTES PAYABLE

 Notes payable consists of the following:

    Lender                                   Amount           Amount in Default
  Cornell Capital Partners,             $     487,916         $               -
  5% interest, due on demand
  Acquisitions (AuthDirect/iDock)             117,500                   117,500
  10% interest, due on demand
  Bill Thomas,                                645,000                         -
  15% to 25% interest, due on demand
  Seaport Capital,                            608,248                         -
  15% interest, due on demand
  Settlements,                                 77,850                    20,000
  0% interest, in default
  Accredited individual investors,            149,320                   121,500
  9% to 25% interest, due on demand
                                        --------------        ------------------
                        Total           $   2,085,834         $         259,000
                                        --------------        ------------------


5.  NOTES PAYABLE OFFICERS

As of December 31, 2004, the Company owed $57,377 to various officers of the Company. The loans are payable on demand and carry interest at 12% - 24% per annum.



6.  INCOME TAXES

At December 31, 2004, the Company had a net operating loss carryforward of approximately $12,200,000 available as offsets against future taxable income, if any, which expire at various dates through 2023. A portion of the net operating loss carryforward may be subject to an annual limitation as defined by Section 382 of the Internal Revenue Code. The difference between the recorded income tax benefits and the computed tax benefits using a 35 percent Federal statutory tax rate is as follows:


                                                                    Year Ended December 31,
                                                    ---------------------------------------------------------
                                                              2004                            2003
                                                    --------------------------      -------------------------
Expected income tax benefit                         $              (1,318,000)      $               (271,000)
State income tax (benefit),                                          (188,000)                       (39,000)
net of Federal effect
Permanent difference - beneficial conversion                          186,000                         66,000
feature
Increase in valuation allowance                                     1,320,000                        244,000
                                                    --------------------------      -------------------------

                                                    $                       -       $                      -
                                                    ==========================      =========================


The components of the Company's deferred tax asset are as follow:


                                                                    Year Ended December 31,
                                                    ---------------------------------------------------------
                                                              2004                            2003
                                                    --------------------------      -------------------------
Net operating loss                                  $               4,880,000       $              3,700,000
Asset impairment                                                      140,000                              -
Valuation allowance                                                (5,020,000)                    (3,700,000)
                                                    --------------------------      -------------------------

                                                    $                       -       $                      -
                                                    ==========================      =========================



7.  PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following as of December 31, 2004:

               Office equipment                         $                41,447
               Software                                                 223,912
               Wi-Fi equipment and kiosks                             1,309,403
                                                        ------------------------
                                                                      1,574,762
               Less accumulated depreciation                          1,004,198
                                                        ------------------------
                                                        $               570,564
                                                        ========================


The Company recorded depreciation expense of $367,934 and $270,415 for the years ended December 31, 2004 and 2003 respectively.


8.  STOCKHOLDERS' DEFICIT

In February 2005, the shareholders of the Company approved an increase in authorized shares of common stock from to 750,000,000 from the previous 150,000,000 shares. Simultaneously, the shareholders approved the creation of 50,000,000 shares of preferred stock.

In 2004, the Company converted $362,084 principal amount of convertible debentures and notes into 18,386,503 shares of the Company's common stock.

In 2004, the Company issued an aggregate of 5,633,333 shares of the Company's commons stock in settlement of outstanding loans in the face amount of $507,000. Such shares were valued at their market value on the date of issuance of $0.09 per share.

In 2004, the Company issued an aggregate of 2,990,000 shares of common stock as a commitment fee in connection with the issuance of the Standby Equity Distribution Agreement and 10,000 shares for consulting services. Such shares were valued at their market value on the date of issuance of $0.09 per share and recorded as deferred equity finance costs.

In 2004, the Company issued 1,500,000 shares of common stock to the shareholders of AuthDirect, Inc. in connection with the acquisition of the company. Such shares were valued at their market value on the date of acquisition of $0.036 per share and recorded as additional purchase price of the acquisition.

In 2003, the Company converted $3,806 of principal amount of convertible debentures and $589 of accrued interest into 4,000,001 shares of the Company's common stock.

In 2003, the Company issued 5.6 million shares in settlement of accounts and notes payable. Of this, 2.6 million shares representing $143,000 in market value was issued under a settlement agreement with the convertible debenture holders. The remaining 3.0 million shares settled accounts payable of $180,000.

In 2003, the Company issued an aggregate of 10,000,000 shares of common stock to various consultants, in consideration of services rendered to the Company. Such shares were valued at their market value on the date of issuance of $0.061 per share. The Company recorded consulting expense of $610,000 related to the services.


9.  CONVERTIBLE DEBENTURES

During the third quarter of fiscal 2003, the Company reached an agreement with the holders of $1,496,594 in Convertible Debentures and accrued interest. The settlement resulted in the cancellation of the notes and required the Company to make cash payment of $507,850 in January 2004. In addition, the Company agreed to issue Common Stock valued at $225,000 on the date of issuance and preferred stock with a value of $337,500 on the date of issuance, provided the shareholders approve a class of preferred stock and an increase in the amount of authorized shares of Common Stock at the next shareholder's meeting.

In November 2003, the Company issued 2,600,000 shares of common stock at an average price of $0.055 per share ($143,000) in partial settlement of the Common Stock to be issued. The Company did not make the cash payment due in January 2004. The remaining balance of cash and common stock were settled in April 2004 and February 2005.

In April 2004, the Company issued 5,633,333 shares of common stock to Laurus Master Fund in full settlement of cash due from the previously negotiated settlement of $450,000 and the remaining balance of common stock due of $57,000 per the terms of the July 2003 settlement agreement. The average issuance price of $0.09 per share was based on the market price on date of issuance.

The balance of the settlement was resolved in February 2005 (see subsequent events). The cash portion of the settlement agreement was in default at December 31, 2004.

In December 2003, the Company issued a convertible debenture in connection with the acquisition of Airport Network Solutions. The face value of the debenture is $200,000 and it begins accruing interest on December 18, 2004 at 5% per annum, and is convertible at a fixed price of $0.01 per share. The Company recorded a beneficial conversion feature of $200,000 on this loan which was charged to interest during 2004.

In March 2004, the Company entered into a Standby Equity Distribution  Agreement
(SEDA) in the amount of $5,000,000 with Cornell Capital Partners, LP ("Cornell Capital"). This flexible equity facility may be used in whole or in part at our the Company's sole discretion, upon the effective date of a registration statement filed with the Securities and Exchange Commission. Under this agreement the Company will have access to up to $5,000,000 over a two-year period. From time to time at its sole discretion, the Company may present Cornell Capital with a draw down notice, which would require them to purchase shares of the Company's Common Stock at a 2% discount to the lowest daily Volume Weighted Average Price ("VWAP") of the Company's Common Stock traded on each of the five days following the date of the draw down notice. A maximum of $250,000 may be drawn down in any seven trading-day period. The Company retains complete control of the timing and amount of each draw down. A commission of 5% is due Cornell Capital Partners, LP on the gross proceeds of each draw down.

In connection with the Standby Equity Distribution Agreement, the Company issued to Cornell Capital 2,990,000 shares of our Common Stock as a commitment fee, as well as a three year warrant to purchase 400,000 shares of our Common Stock at $0.108 per share.

Simultaneously, the Company entered into a $550,000 5% convertible debenture with Cornell Capital as a bridge loan to fund operations through the registration process secured by all the assets of the Company. The Company received $350,000 of the proceeds of this debenture in March 2004, and received the balance in May 2004. The debenture is convertible at a conversion price equal to $.108 per share (which was 120% of the closing bid price of the Company's Common Stock as of the closing date). However, if on the date of conversion the VWAP for the five trading dates immediately preceding the Conversion Date is lower than $.09, the conversion price shall be adjusted to 80% of the VWAP for the five trading dates immediately preceding the Conversion Date. In addition, if the conversion price falls below $.09, Cornell Capital cannot convert more than $50,000 per week, and the Company can on up to two occasions prevent Cornell Capital from converting for up to 5 trading days.

The Company has recorded a beneficial conversion of $178,860 on these loans which is being charged to interest over the term of the loan for each month that the price of the stock is below $0.09 per share. Assuming write off of the unamortized balance over the life of the convertible debenture, the unamortized balance is shown as a discount to the convertible debenture as follows:

      Year Ended              Interest Expense              Unamortized Balance
   December 31, 2004              $ 42,512                       $ 136,348
   December 31, 2005              $ 59,620                       $  76,728
   December 31, 2006              $ 59,620                       $  17,108
   December 31, 2007              $ 17,108                       $       0


During June 2004, the Company raised an aggregate of $800,000 from Cornell Capital under a Promissory Note. The Note carries interest at the rate of 5% per annum beginning 90 days from its date, and is repayable out of the proceeds of the Standby Equity Distribution Agreement, and was to be paid in full by November 8, 2004.

During the period from June 1 through September 30, 2004, the Company issued 14,169,837 shares of common stock under the Standby Equity Distribution Agreement and utilized $312,084 of proceeds in repayment of the Promissory Note.

At various times during 2004, the Company raised a total of $268,179 from Seaport Capital through the issuance of two year convertible debentures at the closing market price on the day prior to the closing.

During July 2004, the Company issued 4,166,666 shares of common stock upon conversion of $50,000 of the Convertible Debenture. At year end, the convertible debenture and the SEDA were in default, which default has been waived by the investors.

In December 2004, the Company raised $110,000 from accredited investors through the issuance of convertible debentures at the closing market price on the day prior to the closing. In connection with the issuance of the convertible debentures, the Company also issued 684,758 warrants to the investors exercisable at the same price.

Convertible debentures consist of the following:

              Lender                                              Amount
Cornell Capital Partners,
5% interest, due March 2007                                $            500,000
Seaport Capital,
15% interest, due 2005                                                  268,179
Shareholders of ANS (acquisition),
5% interest, due Dec. 2005                                              200,000
Accredited individual investors,
10% to 12% interest, due Dec 2005                                       110,000
                                                           ---------------------
                                                                      1,078,179

Notes payable discounts                                                (136,348)
                                                           ---------------------

                                               Total       $            941,831
                                                           ---------------------

Current portion of convertible debentures (1 year
 or less)                                                  $            441,831
Long term portion of convertible debentures                $            500,000


10. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, 2004, the Company had accounts payable and accrued expenses of $3,028,747. The table below breaks this amount out by major category.


                                                                     Amount
                                                               -----------------
          Accounts payable - trade                             $        822,502
          Accrued payroll and payroll taxes                             990,134
          Accrued litigation                                            540,000
          Accrued interest                                              455,243
          Other accrued expenses                                        121,708
                                                               -----------------
              Total Accounts payable and accrued expenses      $      2,929,587
                                                               -----------------

11. DUE TO EQUIPMENT VENDOR

In September 2003, the Company reached agreement with SchlumbergerSema settling the outstanding equipment loan and accrued interest of $1,426,226. The settlement reduced the final balance of principal and interest to $475,000 payable over a 90 day period beginning in October 2003. The note carries no further interest accrual, and represents a savings of $951,226 in principal and accrued interest.

In November 2003, the Company made a payment of $100,000 under the agreement. Currently, the remaining payments have not been made and the agreement is in default. The Company has no additional obligation besides the settled amount if it is in default.

12. STOCK OPTIONS AND WARRANTS

On October 22, 2003 and April 24, 2002, the Company established the 2003 and 2002 stock option plans ("Plan"). Options granted under the plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as outside directors and consultants of ICOA (and our affiliated corporations) who are expected to contribute to future growth and success are eligible to participate in the plan. However, incentive stock options may only be granted to persons who are employees of ICOA or certain affiliates on the date of grant.

The total number of shares of common stock for which options may be granted under the plan may not exceed 10,000,000 shares under the 2003 Plan and 25,000,000 for the 2002 Plan, subject to possible adjustment in the future, including adjustments in the event of a recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction affecting our common stock. Any shares of common stock subject to any option which for any reason expires, is canceled or is terminated unexercised will again become available for granting of options under the plan. As of December 31, 2004, all 10,000,000 shares of Common Stock had been issued under the 2003 Plan. As of December 31, 2004, 23,857,143 shares of Common stock had been issued under the 2002 Plan, and 1,142,857 shares remain available for issuance under the Plan.

The plans will be administered by a committee of the board of directors comprising not less than two directors. The stock option plan committee has the authority under the plan to determine the terms of options granted under the plan, including, among other things, the individuals who will receive options, the times when they will receive them, whether an incentive stock option and/or non-qualified option will be granted, the number of shares to be subject to each option, the date or dates each option will become exercisable (including whether an option will become exercisable upon certain reorganizations, mergers, sales and similar transactions involving ICOA), and the date or dates upon which each option will expire. The stock option plan committee has the authority, subject to the provisions of the plan, to construe the terms of option agreements and the plan; to prescribe, amend and rescind rules and regulations relating to the plan; and to make all other determinations in the judgment of the stock option plan committee necessary or desirable for the administration of the plan.

Exercise price

The exercise price of options granted under the plans is determined by the stock option plan committee, but in the case of an incentive stock option may not be less than:

     o 100% of the fair market value of the common stock on the date the incentive stock option is granted; and

     o 110% of such fair market value in the case of incentive stock options granted to an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of ICOA.

The exercise price is payable by delivery of cash or a check to the order of ICOA in an amount equal to the exercise price of such options, or by any other means (including, without limitation, cashless exercise) which the board of directors determines are consistent with the purpose of the plan and with applicable laws and regulations.

In 2004, the Company granted 2,000,000 warrants in connection with consulting, 1,500,000 warrants in connection with acquisitions, and 1,084,758 warrants in connection with financings. The warrants were issued and exercisable at fair value at an average price of $0.0536 per share. The total value of the warrants was $123,041 of which $54,400 was recorded as consulting expense, $31,200 was recorded as costs of acquisitions, $20,680 was recorded as beneficial conversion feature, and $16,761 was recorded as interest expense.

In 2003, the Company granted 7,500,000 warrants in connection with consulting, and 3,066,600 in connection with settlement of accounts payable. The warrants were issued and exercisable at fair value at an average price of $0.011 per share. The total value of the warrants was $101,215, of which $95,215 was recorded as settlement of accounts payable, and $6,000 as interest expense.

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of stock options and warrants. The per-share weighted average fair value of stock options and warrants granted during 2004 and 2003 was $0.024 and $0.019 respectively on the date of grant using the Black-Scholes pricing model and the following assumptions:

                                           2004                      2003
  Expected dividend yield                   0%                         0%
  Risk-free interest rate                   5%                     4.5 - 5%
  Annualized volatility                    100%                      175%
  Expected life, in years                   5                          5

Stock option and warrant activity for the years ended December 31, are summarized as follows:


----------------------------------------------- ------------------------------- -----------------------
                                                                                       Weighted Avg.
                                                       Number of Shares                Exercise Price
----------------------------------------------- ------------------------------- -----------------------
Outstanding Dec. 31, 2002                            15,486,612                 $     .01 - .07
----------------------------------------------- ------------------------------- -----------------------
   Granted - Warrants                                10,566,660                      0.011
----------------------------------------------- ------------------------------- -----------------------
   Granted - Options                                                                 0
----------------------------------------------- ------------------------------- -----------------------
   Exercised                                         (5,000,000)                     0.001
----------------------------------------------- ------------------------------- -----------------------
   Cancelled on settlements                          (9,490,404)                     0.01 - .07
----------------------------------------------- ------------------------------- -----------------------
   Expired                                           (4,496,208)                     0.001
----------------------------------------------- ------------------------------- -----------------------

                                      F-24


----------------------------------------------- ------------------------------- -----------------------
Outstanding Dec. 31, 2003                             7,066,660                 $    0.019
----------------------------------------------- ------------------------------- -----------------------
   Granted - Warrants                                 4,584,758                      0.0536
----------------------------------------------- ------------------------------- -----------------------
   Granted - Options
----------------------------------------------- ------------------------------- -----------------------
   Exercised
----------------------------------------------- ------------------------------- -----------------------
   Cancelled on settlements                            (300,000)                     0.01
----------------------------------------------- ------------------------------- -----------------------
   Expired
----------------------------------------------- ------------------------------- -----------------------

----------------------------------------------- ------------------------------- -----------------------
Outstanding Dec. 31, 2004                            11,351,418                 $    0.024
----------------------------------------------- ------------------------------- -----------------------


At December 31, 2004, the range of price for all outstanding stock options and warrants was $0.01 to $0.108 per share, with an average remaining life of 3 years and an average exercise price of $0.024 per share. All warrants were exercisable at December 31, 2004.


13.   EARNINGS (LOSS) PER SHARE

In connection with the potential conversion of various convertible debentures, the exercise of outstanding warrants, and future conversions under the Standby Equity Distribution Agreement, the table below shows the increase in equity and the anti-dilutive impact on the results for December 31, 2004 had such shares been issued and outstanding at year end.

Shares to be issuable on exercise or conversion are based on the stated issuance price or the closing bid price at December 31, 2004 and 2003 respectively of $0.05 per share and $0.081.


                                                             Number of shares issuable
            Exercise or conversion of:                    2004                       2003
            --------------------------         --------------------------- --------------------------
      Warrants                                                 11,351,418                  7,066,660
      Convertible debentures                                   31,239,032                 16,269,753
      SEDA conversions                                          9,758,320                          0
                                               --------------------------- --------------------------
                                        Total                  52,348,770                 23,336,413
                                               --------------------------- --------------------------



14.      GAIN ON EXTINGUISHMENT OF DEBT


                           Principal and   Cash Settlement  Common Shares    Preferred           Gain on
         Lender              Interest                                        Shares and     Extinguishment of
                                                                              Warrants            Debt
------------------------- ---------------- ---------------- -------------- --------------- --------------------
2003
-------------------------
Convertible debentures    $     1,496,594  $       507,850  $     225,000  $      337,500  $           426,244
Equipment vendor                1,426,226          475,000        -              -                     951,226
Accounts and notes                524,491           50,000        180,000          95,215              199,276
payable
Total - 2003              $     3,447,311  $     1,032,850  $     405,000  $      432,715  $         1,576,746

2004
-------------------------
Accounts and notes        $      351,968   $        47,000  $           0  $            0  $           304,968
payable


15.   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

During the fourth quarter of 2004, the Company re-evaluated its prior accounting treatment for the acquisition of Airport Network Solutions, Inc. with regard to the convertible note issued at closing. As a result, the Company recorded a beneficial conversion of $200,000 on this loan which resulted in a reduction to "Common stock to be issued for settlements" and a corresponding increase to "Additional paid-in capital". For the fiscal year 2004, the beneficial conversion was expensed to interest expense.


The following table presents amounts from operations as previously reported and as restated (in thousands, except for per share data):


                                                        For the Year Ended
                                                         December 31, 2003
                                                     ---------------------------
                                                     As Previously
                                                       Reported      As Restated
                                                     ------------- -------------

CURRENT ASSETS:
   Cash                                              $      6,845  $      6,845
   Accounts Receivable                                     55,909        55,909
                                                     ------------- -------------
      TOTAL CURRENT ASSETS                                 62,754        62,754

EQUIPMENT, net                                            805,289       805,289

OTHER ASSETS:
   Other                                                   21,700        21,700
   Intangible                                             219,412       219,412
                                                     ------------- -------------
   Deposits                                                   705           705
                                                     ------------- -------------
      TOTAL OTHER ASSETS                                  241,817       241,817
                                                     ------------- -------------

                                   TOTAL ASSETS      $  1,109,860  $  1,109,860
                                                     ============= =============
CURRENT LIABILITIES:
   Accounts payable and accrued expenses             $  1,167,452  $  1,167,452
   Notes payable                                        1,825,548     1,825,548
   Notes payable - officer                                118,273       118,273
   Due to equipment vendor                                375,000       375,000
   Common stock to be issued for settlements              282,000        82,000
   Preferred stock to be issued for settlements           337,500       337,500
                                                     ------------- -------------
      TOTAL CURRENT LIABILITIES                         4,105,773     3,905,773

STOCKHOLDERS' DEFICIT:
   Common stock, $.0001 par value; authorized
    shares - 150,000,000; 120,565,445 shares
    issued and outstanding                                 12,057        12,057
   Additional paid-in capital                           7,208,371     7,408,371
   Accumulated deficit                                (10,216,341)  (10,216,341)
                                                     ------------- -------------
      TOTAL STOCKHOLDERS' DEFICIT                      (2,995,913)   (2,795,913)
                                                     ------------- -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $  1,109,860  $  1,109,860
                                                     ============= =============

16.      INTANGIBLE ASSETS

In fiscal 2004, the Company recorded additions of $88,130 in intangible assets, primarily related to the acquisition of Airport Network Solutions, Inc. Such amount was allocated to customer lists and contracts. The Company has recorded amortization for the fiscal year 2004. The customer lists and contracts have an expected life of three years.

In fiscal 2003, the Company recorded additions of $219,412 in intangible assets, primarily related to the acquisition of Airport Network Solutions, Inc. Such amount was allocated to customer lists and contracts. The Company has recorded amortization for the fiscal years 2004 and 2003. The customer lists and contracts have an expected life of three years.


                  Customer Lists and Contracts               $          307,542
                Less accumulated amortization                            69,541
                                                             -------------------
                  Net                                        $          238,001
                                                             ===================

The Company recorded amortization expense of $58,570 and $10,971 for the years ended December 31, 2004 and 2003 respectively.

Expected amortization for the next five years is:

                               ---------------------- --------------------
                                Year Ended December
                                        31,                  Amortization
                               ---------------------- --------------------
                               2005                               $73,259
                               ---------------------- --------------------
                               2006                                73,259
                               ---------------------- --------------------
                               2007                                58,570
                               ---------------------- --------------------
                               2008                                32,912
                               ---------------------- --------------------
                               2009                                     0
                               ---------------------- --------------------

The Company has adopted the provisions of SFAS No 142, "Goodwill and Other Intangible Assets" ("SFAS 142") for the determination of fair value of the intangibles carrying value. In accordance with SFAS 142, the Company performs impairment tests on purchased intangible assets every December of its fiscal year. In December 2004, the Company performed the impairment tests and determined that the fair value of the customer lists and contracts exceeded its carrying value as shown above. We determined the company's projections for cash flow from the acquired assets was sufficient to support the current valuation.


17.      ACQUISITIONS

In December 2003, the Company acquired the outstanding shares, for $200,000 in convertible debentures, of Airport Network Solutions, Inc. (ANS) a privately held corporation that designs and manages Wi-Fi solutions for the airport industry. It is operated as a wholly-owned subsidiary.

In June 2004, the Company acquired the operating assets for $120,000 of cash and $80,000 of notes, of the iDockUSA operation of Starford Corporation, a privately held corporation that designs, installs, and manages Wi-Fi solutions for the marina industry.

In August 2004, the Company acquired the outstanding shares, for $215,200 of cash, notes, stock, and warrants, of AuthDirect, Inc. a privately held corporation that provides back office settlement services and network monitoring for Wi-Fi providers. It is operated as a wholly-owned subsidiary.

The above acquisitions have been accounted for as purchases and their results of operations are included in the financial statements of the Company from the date of acquisition.

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:


Assets                                                        ANS                iDockUSA             AuthDirect
                                                           ----------           ----------            ----------
       Current assets                                      $  16,945            $       -             $   7,070
       Property and equipment                                113,643              200,000               200,000
       Customer lists and contracts                          219,412                    -                88,130

Liabilities
       Current liabilities                                   150,000                    -                80,000
                                                           ----------           ----------            ----------
Net purchase price                                         $ 200,000            $ 200,000             $ 215,200


The following Unaudited pro forma consolidated results of operations have been prepared as if the acquisition of ANS, iDockUSA, and AuthDirect had occurred as of the following period:


------------------------------------------- -------------------------------- --------------------------------
                                              For the year ended December      For the year ended December
                                                       31, 2003                         31, 2004
------------------------------------------- -------------------------------- --------------------------------
Net revenues                                $                       591,207  $                     1,351,795
------------------------------------------- -------------------------------- --------------------------------
Net   profit   (loss)   from    continuing  $                      (833,587) $                    (3,737,603)
operations
------------------------------------------- -------------------------------- --------------------------------
Net   profit   (loss)   per   share   from  $                         (0.01) $                         (0.03)
continuing operations
------------------------------------------- -------------------------------- --------------------------------


18.      LITIGATION

On October 8, 2004, SSJ Enterprises, LLC and Street Search, LLC filed suit in the United States District Court, District of Rhode Island against ICOA, Inc., George Strouthopoulos and Erwin Vahlsing alleging breach of contract, breach of oral contract and fraud regarding a Services Agreement, dated October 20, 2003 for consulting services under the agreement. The plaintiffs seek specific performance and damages of $20 million, plus interest, costs and reasonable attorney's fees.

In November 2004, the Company filed its response to the allegations. The Company believes that plaintiff's allegations are without merit and is vigorously defending this lawsuit. The Company has accrued $540,000 with regard to this matter.

19.      EMPLOYMENT AGREEMENTS

In December 2004, the Company entered an employment agreement with Richard Schiffmann. The agreement is an "At-Will" agreement, and provides for his appointment as President of the Company on or before March 31, 2005, an annual salary of $120,000 until March 31, 2005 at which time his annual salary will increase to $144,000. In addition to regular benefits as provided to other employees in accordance with Company policy, Mr. Schiffmann was granted a relocation reimbursement of up to $20,000 and reimbursement of certain expenses incurred during his tenure as a consultant to the company of $122,605. The relocation and expense reimbursements have either been repaid, or are carried on the books as part of the accounts payable.

20.      SUBSEQUENT EVENTS

In January through March 2005, the Company issued 10% and 12% Convertible Notes ("Notes") in the aggregate face amount of $156,000 at conversion prices between $0.052 and $0.072 per share, the market price on the day prior to closing. In addition, the investors received 818,596 three year warrants at the same price per share as the conversion price of the Notes.

In January 2005, the Company issued an aggregate of $150,000 of 12% notes to Cornell Capital Partners, LP. The Company expects that the notes will be repaid out of the proceeds of the SEDA.

In February 2005, the shareholders of the Company approved an increase in authorized shares of common stock from to 750,000,000 from the previous 150,000,000 shares. Simultaneously, the shareholders approved the creation of 50,000,000 shares of preferred stock.

In February 2005, the Company issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

In February 2005, the Company issued 1,065,179 shares of common stock to Jenkins & Gilchrist upon exercise of a warrant.

In February 2005, the Company issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges.

In February 2005, the Company issued 1,644,737 shares of common stock upon conversion of $75,000 of the Convertible Debenture.

In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital Partners, LP. To date, the Company has received $100,000 of the proceeds. The company expects that the notes will be repaid out of the proceeds of the SEDA.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about ICOA Incorporated except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                  -----------------------

This prospectus does not constitute an offer to sell, or a -------------------- solicitation of an offer to buy any securities:
                                                                PROSPECTUS
    [ ]  except the common stock offered by this
         prospectus;                                        --------------------

    [ ]  in any jurisdiction in which the offer or
         solicitation is not authorized;
                                                                224,590,008
    [ ]  in any jurisdiction where the dealer or other            Shares of
         salesperson is not qualified to make the offer or      common stock
         solicitation;

    [ ]  to any person to whom it is unlawful to make the        ICOA, INC.
         offer or solicitation; or

    [ ] to any person who is not a United States resident or who is outside the jurisdiction of the United
         States.

The delivery of this prospectus or any accompanying sale        June___, 2005
does not imply that:

    [ ]  there have been no changes in the affairs of ICOA
         Incorporated after the date of this prospectus; or

    [ ] the information contained in this prospectus is correct after the date of this prospectus.

                  -----------------------

Until _________, 2007, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Indemnification Of Directors And Officers

         The Articles of Organization of ICOA include an indemnification provision under which ICOA agrees to indemnify its directors and officers to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Nevada and any additional applicable federal or state laws or court decisions.

         The Bylaws of ICOA include an indemnification provision under which ICOA has the power to indemnify its directors and officers to the fullest extent possible against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against any director or officer arising from or related to acts or as a director or officer of ICOA or any of its subsidiaries. Such indemnification shall continue as to a person who ceases to be a director or officer of ICOA.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his/her conduct was unlawful.

         Advances for expenses may be made if the director or officer affirms in writing that he/she believes he/she has met the standards and that he/she will personally repay the expense if it is determined such officer or director did not meet the standards.

         We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ICOA pursuant to the foregoing, or otherwise, ICOA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


Other Expenses Of Issuance And Distribution

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. ICOA will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee       $         1,242
      Printing and Engraving Expenses                           $         2,500
      Accounting Fees and Expenses                              $        10,000
      Legal Fees and Expenses                                   $        50,000
      Miscellaneous                                             $         1,258

      TOTAL                                                     $        65,000

Recent Sales Of Unregistered Securities

         Since January 1, 2002, ICOA sold the following securities without registering under the Securities Act of 1933:

         In 2002, ICOA issued 1,500,000 warrants in connection with consulting services. The 2002 warrants were exercisable at a price of $0.011 per share.

         In 2003, ICOA issued 7,550,000 warrants in connection with consulting services and 2,000,000 in connection with settlements of accounts payable. These 2003 warrants were exercisable at a price of $0.011 per share.

         In November 2003, ICOA issued a five-year warrant to Jenkens & Gilchrist Parker Chapin LLP, in connection with a settlement agreement. The November 2003 warrant was issued for 1,066,660 shares of common stock at a purchase price of $0.0001 per share. In February 2004, the warrant was exercised.

         In November 2003, the Company issued 2,600,000 shares of common stock to accredited investors as part of a settlement. The shares were issued at a price of $0.055 per share.

         In December 2003, ICOA issued shares of common stock valued at $180,000 to accredited investors. The shares were issued at a price of $0.068 per share.

         In March 2004, ICOA issued a convertible debenture to Cornell Capital Partners, an accredited investor, in the principal amount of $550,000. The debenture is convertible at any time up to maturity at a conversion price equal to the lower of: (i) $0.108 per share or (ii) 80% of the lowest VWAP of ICOA's common stock for the five trading days immediately preceding the conversion date.

         In March 2004, ICOA issued to Cornell Capital Partners, an accredited investor, 2,990,000 shares of common stock at a price of $0.09 per share and a three-year warrant to purchase 400,000 shares of common stock at $0.108 per share.

         In March 2004, ICOA issued 10,000 shares of common stock to Newbridge Securities Corporation, an accredited investor at a price of $0.09 per share.

         In April 2004, ICOA issued 5,633,333 shares of common stock to Laurus Master Fund in full settlement of the majority of the cash settlement due of $450,000 and the remaining balance of common stock due of $57,000 per the terms of the July 2003 settlement agreement. The average issuance price of $0.09 per share was based on the market price on date of issuance.

         During the period from June 1, 2004 to September 30, 2004, ICOA issued 14,169,837 shares of common stock under the Standby Equity Distribution Agreement and utilized $312,084 of proceeds in repayment of the Promissory Note.

         In August 2004, ICOA reached agreement with one of its lenders to convert $350,000 of principal and approximately $130,396 of accrued interest into 12,625,000 shares of common stock at an average price of $0.036 per share, the market price on the day prior to agreement.

         From January through March 2005, the Company issued 10% and 12% Convertible Notes in the aggregate face amount of $212,000 at conversion prices between $0.052 and $0.072 per share, the market price on the day prior to closing. In addition, the note holders received 919,926 three year warrants at the same price per share as the conversion price of the Convertible Notes.

         In January 2005, the Company issued an aggregate of $150,000 of 12% notes to Cornell Capital Partners, LP. The Company expects that the notes will be repaid out of the proceeds of the SEDA.

         In February 2005, the shareholders of the Company approved an increase in authorized shares of common stock from to 750,000,000 from the previous 150,000,000 shares. In addition, our shareholders approved the creation of 50,000,000 shares of preferred stock.

         In February 2005, the Company issued 1,644,737 shares of common stock upon conversion of $75,000 of the Convertible Debenture at a price of $0.0456 per share.

         In February 2005, the Company issued 5,332,736 shares of common stock to Tusk Investments, a party to the settlement agreement of July 2003 with Laurus Master Fund, et al, in full settlement of $161,691 of cash and accrued interest, common stock of $25,000 and $37,500 of preferred stock due from the previously negotiated settlement. The average issuance price of $0.042 per share was based on a combination of the market price on date of issuance and conversion of the preferred note at $0.03 per share, as required under the terms of the settlement.

         In February 2005, the Company issued 1,065,179 shares of common stock to Jenkins & Gilchrist upon exercise of a warrant at the exercise price of $0.0001 per share.

         In February 2005, the Company issued 100,000 shares of common stock to Michael Williams in settlement of outstanding interest charges at a price of $0.035 per share, the price on the day prior to the settlement agreement.

         In March 2005, the Company issued an aggregate of $500,000 of 12% notes to Cornell Capital Partners, LP. To date, the Company has received $100,000 of the proceeds. The company expects that the notes will be repaid out of the proceeds of the SEDA.

         On March 31, 2005, the Company reached an agreement with the shareholders of Starford Corp. (from whom the Company had acquired the operating assets of iDockUSA in June 2004) to settle the balance of principal and accrued interest of $50,000 for 1,000,000 shares of common stock at the closing market price for the previous day of $0.05 per share.

         In March 2005, the Company issued 20,000,000 shares of common stock upon conversion of $200,000 of Convertible Debentures issued in connection with the acquisition of Airport Network Solutions.

         In March 2005, the Company issued 20,027,931 shares of common stock in connection with various settlements of outstanding notes, and accrued interest. The aggregate value of notes and accrued interest was $768,896.

         In March 2005, the Company issued 5,000,000 shares of common stock in connection with the settlement and conversion of $35,000 in accrued commissions.

         In March 2005, the Company issued 1,796,000 shares of common stock in connection with the settlement and conversion of $62,350 of accrued consulting fees.

         In March 2005, the Company issued 1,173,077 shares of common stock in connection with the settlement and conversion of $37,844 of accounts payable and accrued expenses.

         In March 2005, the Company issued 3,400,000 shares of common stock in connection with the settlement and conversion of $175,000 of consulting services.

         In March 2005, the Company issued 6,093,000 shares of common stock as bonuses to certain employees and consultants in recognition of their performance during 2004.

         In March 2005, the Company issued a promissory note in the principal amount of $19,500 from an unrelated accredited investor on a demand basis. The note carries interest at 15% per annum.

         On April 6, 2005, ICOA and Cornell Capital mutually agreed to terminate the Secured Convertible Debenture and the underlying transaction documents in exchange for ICOA entering into a Secured Promissory Note in the principal amount of $449,805, which represents the unpaid principal balance and accrued interest under the convertible debenture. The Note bears interest at a rate of 12% per annum and is due and payable within 240 days from April 6, 2005. The Secured Promissory Note is secured by all of the assets of ICOA pursuant to the Security Agreement entered into pursuant to the March 2004 convertible debenture transaction.

         On March 29, 2005, the Company reached agreement with William Lord, the former president of its WebCenter Technologies, Inc. subsidiary, to convert accrued but unpaid wages and certain un-reimbursed but accrued expenses all totaling $300,000 into a convertible debenture. In addition, Mr. Lord received 5,000,000 warrants to purchase common stock of the company.

         On May 26, 2005, ICOA, Inc. completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc., pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005. Under the Agreement, the Company issued 40,000,000 shares of common stock to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding ICOA so as to make an informed investment decision. More specifically, ICOA had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in ICOA's securities.

Exhibits


Exhibit No.           Description                                              Location
---------------       ----------------------------------------------------     ----------------------------------------------
3.1                   Articles of Incorporation                                Incorporated by reference to Exhibit 3.1 in
                                                                               the Registration Statement on Form 10-K filed
                                                                               with the Securities and Exchange Commission on
                                                                               November 30, 2000

3.2                   Articles of Amendment dated March 14, 1985               Incorporated by reference to Exhibit 3.2 in
                                                                               the Registration Statement on Form SB-2 filed
                                                                               with the Securities and Exchange Commission on
                                                                               November 30, 2000

3.3                   Articles of Amendment dated August 25, 2000              Incorporated by reference to Exhibit 3.3 in
                                                                               the Registration Statement on Form SB-2 filed
                                                                               with the Securities and Exchange Commission on
                                                                               November 30, 2000

3.4                   Articles of Amendment dated February 10, 2005            Incorporated by reference to Exhibit 2.1 on
                                                                               Form 10-K filed with the Securities and
                                                                               Exchange Commission on March 25, 2005

3.5                   Bylaws                                                   Incorporated by reference to Exhibit 3.4 in
                                                                               the Registration Statement on Form SB-2 filed
                                                                               with the Securities and Exchange Commission on
                                                                               November 30, 2000

5.1                   Opinion re: Legality                                     To be filed by amendment

10.2                  Standby Equity Distribution Agreement dated as of        *
                      March 2004 between ICOA, Inc. and Cornell Capital
                      Partners

10.3                  Placement Agent Agreement dated as of March 2004         *
                      between ICOA, Inc. and Newbridge Securities Corporation

10.4                  Registration Rights Agreement dated as of March 2004     *
                      between ICOA, Inc. and Cornell Capital Partners

10.5                  Securities Purchase Agreement dated as of March 2004     *
                      between ICOA, Inc. and Cornell Capital Partners

10.6                  Secured Debenture dated as of March 2004                 *

10.7                  Security Agreement dated as of March 2004 between        *
                      ICOA, Inc. and Cornell Capital Partners

10.8                  Escrow Agreement dated as of March 2004 by and among     *
                      ICOA, Inc., Butler Gonzalez LLP, and Cornell Capital
                      Partners

10.9                  Investor Registration Rights Agreement dated as of       *
                      March 2004 between ICOA, Inc. and Cornell Capital
                      Partners

10.10                 Irrevocable Transfer Agent Instructions                  *

10.11                 Warrant for 400,000 shares in favor of Cornell Capital   *
                      Partners

10.12                 Form of Warrant                                          *

                                      II-4


Exhibit No.           Description                                              Location
---------------       ----------------------------------------------------     ----------------------------------------------

10.13                 Termination Agreement, dated April 6, 2005, by and       Incorporated by reference to Exhibit 99.1 to
                      between ICOA, Inc. and Cornell Capital Partners          ICOA's Current Report on Form 8-K filed with
                                                                               the Securities and Exchange Commission on
                                                                               April 8, 2005

10.14                 Secured Promissory Note, dated April 6, 2005, by and     Incorporated by reference to Exhibit 99.2 to
                      between ICOA, Inc. and Cornell Capital Partners          ICOA's Current Report on Form 8-K filed with
                                                                               the Securities and Exchange Commission on
                                                                               April 8, 2005

10.15                 Convertible Promissory Note by and between the Company   Incorporated by reference to Exhibit 99.1 to
                      and William Lord                                         ICOA's Current Report on Form 8-K filed with
                                                                               the Securities and Exchange Commission on
                                                                               April 11, 2005

10.16                 Form of Warrant issued to William P. Lord                Incorporated by reference to Exhibit 99.2 to
                                                                               ICOA's Current Report on Form 8-K filed with
                                                                               the Securities and Exchange Commission on
                                                                               April 11, 2005

21.1                  Subsidiaries of ICOA                                     Incorporated by reference to Exhibit 21.1 in
                                                                               the Registration Statement on Form SB-2 filed
                                                                               with the Securities and Exchange Commission on
                                                                               November 30, 2000

23.1                  Consent of Independent Public Accountants                Provided herewith

23.2                  Consent of Burton Bartlett & Glogovac                    Contained in Exhibit 5.1


* Filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 7, 2004.

Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)  Include any prospectus required by Sections
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) Reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) Include any additional or changed material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on June 22, 2005.

                                   ICOA, INC.

                                    By: /s/ Erwin Vahlsing, Jr.
                                        -------------------------------
                                  Name: Erwin Vahlsing, Jr.
                                 Title: Chief Financial Officer,
                                        Secretary/Treasurer, Director




         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                        TITLE                                          DATE


/s/ George Strouthopoulos        Chairman of the Board of Directors             June 22, 2005
-------------------------
George Strouthopoulos



/s/ Richard Schiffmann           Chief Executive Officer (Principal             June 22, 2005
-------------------------        Executive Officer) and Director
Richard Schiffmann




/s/ Erwin Vahlsing, Jr.          Chief Financial Officer (Principal Financial   June 22, 2005
-------------------------        Officer and Principal Accounting Officer),
Erwin Vahlsing, Jr.              Secretary, Treasurer and Director




/s/ Steven M Harris              Director                                       June 22, 2005
-------------------------
Steven M Harris
